    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2002

                                                        REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                              VORNADO REALTY TRUST

    (EXACT NAME OF REGISTRANT AS
     SPECIFIED IN ITS CHARTER)
               MARYLAND                                  22-1657560
    (STATE OR OTHER JURISDICTION OF         (IRS EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)
          888 SEVENTH AVENUE                           JOSEPH MACNOW
       NEW YORK, NEW YORK 10019                      888 SEVENTH AVENUE
            (212) 894-7000                        NEW YORK, NEW YORK 10019
  (ADDRESS INCLUDING ZIP CODE, AND                    (212) 894-7000
  TELEPHONE NUMBER, INCLUDING AREA            (ADDRESS INCLUDING ZIP CODE, AND
   CODE, OF REGISTRANT'S EXECUTIVE            TELEPHONE NUMBER, INCLUDING AREA
              OFFICES)                           CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             WILLIAM G. FARRAR, ESQ.
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed maximum      Proposed maximum
               Title of shares                    Amount to be      offering price          aggregate             Amount of
              to be registered                     registered        per share (2)      offering price (2)     registration fee
----------------------------------------------   --------------   ------------------   --------------------   -------------------
Common shares of beneficial interest, par
value $0.04 per share(1)                              9,518,576        $36.60              $348,379,882           $32,051

(1) This Registration Statement registers the common shares of beneficial interest, par value $0.04 per share, of Vornado Realty Trust ("Vornado") issuable if Vornado elects to issue common shares to holders of up to 9,518,576 class A units of limited partnership interest in Vornado Realty L.P. (the "Operating Partnership") upon the tender of such units for redemption. The units were issued by the Operating Partnership to partners of Charles E. Smith Commercial Realty L.P. other than affiliates of Vornado upon the acquisition by the Operating Partnership on January 1, 2002 of the remaining 66% interest in Charles E. Smith Commercial Realty L.P. that Vornado did not previously own. This Registration Statement also relates to such additional common shares as may be issued as a result of certain adjustments including, without limitation, share dividends and share splits.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on December 19, 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED DECEMBER 26, 2002

                              VORNADO REALTY TRUST

                             9,518,576 COMMON SHARES

          We are a fully-integrated real estate investment trust. We may issue up to 9,518,576 common shares to holders of up to 9,518,576 class A units of limited partnership interest in Vornado Realty L.P. upon tender of those units for redemption. Vornado Realty L.P. is the operating partnership through which we own our assets and operate our business.

          The units that may be redeemed for common shares were issued to partners of Charles E. Smith Commercial Realty L.P. other than our affiliates in connection with the acquisition on January 1, 2002 of the remaining 66% interest in Charles E. Smith Commercial Realty L.P. that we did not previously own.

          We are required to register the 9,518,576 common shares pursuant to a registration rights agreement with the holders of those units. We will acquire units from the redeeming unit holders in exchange for any common shares that we issue. We have registered the issuance of the common shares to permit their holders to sell them in the open market or otherwise, but the registration of the shares does not necessarily mean that any holders will elect to redeem their units. Also, upon any redemption, we may elect to pay cash for the units tendered rather than issue common shares. Although we will incur expenses in connection with the registration of the 9,518,576 common shares, we will not receive any cash proceeds upon their issuance.

          The common shares are listed on the New York Stock Exchange under the symbol "VNO."

          In order to maintain our qualification as a real estate investment trust for federal income tax purposes and for other purposes, no person generally may own more than 6.7% of the outstanding common shares. Shares owned in excess of this limit will be deemed "excess shares" under the declaration of trust. The holder of any excess shares will lose some ownership rights with respect to these shares, and we will have the right to purchase them from the holder.

          SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR INFORMATION ABOUT FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

          The date of this prospectus is December  , 2002.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

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                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
Where You Can Find More Information.................................................1
Cautionary Statement Regarding Forward-Looking Statements...........................2
Risk Factors........................................................................4
Vornado and The Operating Partnership..............................................19
Use of Proceeds....................................................................20
Redemption of Units................................................................20
Description of Common Shares.......................................................26
Federal Income Tax Considerations..................................................31
Description of the Units and The Operating Partnership.............................44
Comparison of Ownership of Units and Common Shares.................................59
Plan of Distribution...............................................................70
Experts............................................................................70
Validity of The Common Shares......................................................70

          YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THESE DOCUMENTS.

          When we say "we," "our," "us" or "Vornado," we mean Vornado Realty Trust and its consolidated subsidiaries, except where we make it clear that we mean only the parent company. When we say the "operating partnership," we mean Vornado Realty L.P. When we say "you," without any further specification, we mean the holders of units that were issued in connection with our acquisition on January 1, 2002 of the remaining 66% interest in Charles E. Smith Commercial Realty L.P. that we did not previously own other than our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

          This prospectus is part of a registration statement on Form S-3 filed by Vornado with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information contained in the registration statement. You should read the registration statement and related exhibits for further information about Vornado and the common shares offered by this prospectus. Statements in this prospectus about the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries, and in each instance you should read the document so filed for complete information about its provisions. Each statement in this prospectus about the provisions of any document filed with the SEC is qualified in its entirety by reference to the document.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information.

          We incorporate by reference into this prospectus the following documents or information filed with the SEC:

          (1) Annual report of Vornado Realty Trust on Form 10-K for the fiscal year ended December 31, 2001 (File No. 001-11954);

          (2) Quarterly report of Vornado Realty Trust on Form 10-Q for the fiscal quarter ended March 31, 2002 (File No. 001-11954);

          (3) Quarterly report of Vornado Realty Trust on Form 10-Q for the fiscal quarter ended June 30, 2002 (File No. 001-11954);

          (4) Quarterly report of Vornado Realty Trust on Form 10-Q for the fiscal quarter ended September 30, 2002 (File No. 001-11954), as amended by Form 10-Q/A filed with the SEC on December 24, 2002;

          (5) Current report on Form 8-K of Vornado Realty Trust dated January 1, 2002 and filed with the SEC on January 16, 2002 (File No. 001-11954);

          (6) Current report on Form 8-K of Vornado Realty Trust dated February 28, 2002 and filed with the SEC on March 1, 2002 (File No. 001-11954);

          (7) Current report on Form 8-K/A of Vornado Realty Trust dated January 1, 2002 and filed with the SEC on March 18, 2002 (File No. 001-11954);

          (8) Current report on Form 8-K of Vornado Realty Trust dated August 20, 2002 and filed with the SEC on August 22, 2002 (File No. 001-11954);

          (9) The description of Vornado's common shares contained in Vornado's registration statement on Form 8-B (File No. 001-11954), filed with the SEC on May 10, 1993; and

          (10) All documents filed by Vornado Realty Trust under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until we sell all of the securities or after the date of the initial registration statement and before effectiveness of the registration statement, except that the information referred to in Item 402(a)(8) of Regulation S-K of the SEC is not incorporated by reference into this prospectus.

          You may request a copy of these filings, excluding exhibits to these filings unless they are specifically incorporated by reference into these filings, at no cost, by writing or telephoning us at the following address:
Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, telephone
(201) 587-1000, Attn: Secretary.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus, including the documents incorporated by reference in it, contains forward-looking statements with respect to our financial condition, results of operations and business. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions in this prospectus or the documents incorporated by reference.

          These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:

          -    national, regional and local economic conditions;

          - consequences of any armed conflict involving, or terrorist attack against, the United States;

          -    our ability to secure adequate insurance;

          - local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

          -    competition from other available space;

          -    whether tenants consider a property attractive;

          - the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

          - whether we are able to pass some or all of any increased operating costs we experience through to our tenants;

          -    how well we manage our properties;

          -    increased interest expense;

          -    decreases in market rental rates;

          - the timing and costs associated with property improvements and rentals;

          -    changes in taxation or zoning laws;

          -    government regulations;

          - our failure to continue to qualify as a real estate investment trust;

          -    availability of financing on acceptable terms or at all;

          - potential liability under environmental or other laws or regulations; and

          -    general competitive factors.

          Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the applicable document incorporated by reference.

          All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. For more information on the uncertainty of forward-looking statements, see "Risk Factors" in this prospectus.

                                  RISK FACTORS

          An investment in our common shares involves risks. You should carefully consider, among other factors, the matters described below.

IF YOU REDEEM YOUR UNITS, YOU MAY INCUR ADVERSE TAX CONSEQUENCES AND THE NATURE OF YOUR INVESTMENT WILL CHANGE.

YOU SHOULD CAREFULLY CONSIDER THE TAX CONSEQUENCES OF REDEEMING YOUR UNITS.

          The exercise of your right to require the redemption of your units will be treated for tax purposes as a sale of your units. This sale will be fully taxable to you, and you will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the common shares received in the exchange plus the amount of the operating partnership liabilities considered allocable to the redeemed units at the time of the redemption, including the operating partnership's share of the liabilities of certain entities in which the operating partnership owns an interest. Depending upon your particular circumstances, it is possible that the amount of gain recognized, or even the tax liability resulting from that gain, could exceed the amount of cash and the value of other property, e.g., the common shares, received upon the disposition. See "Redemption of Units--Tax Consequences of Redemption" for more information on these tax consequences.

THE NATURE OF YOUR INVESTMENT WILL CHANGE UPON A REDEMPTION OF YOUR UNITS.

          Unless we elect to assume and perform the operating partnership's obligation with respect to redeeming your units, you will receive cash on the specified redemption date from the operating partnership in an amount equal to the market value of the units to be redeemed. For class A units, which are the kind of units that you hold, the specified redemption date is generally the tenth business day after we receive your notice of redemption if our common shares are publicly traded. In lieu of the operating partnership's acquiring the units for cash, we have the right, except as described below if the common shares are not publicly traded, to elect to acquire the units on the specified redemption date directly from you, in exchange for either cash or common shares, and upon acquiring the units, we will become the owner of your units. See "Redemption of Units" for more information about our right to acquire your units for either cash or common shares when you redeem them. If you receive cash, you will no longer have any interest in the operating partnership or Vornado, will not benefit from any subsequent increases in the price of the common shares and will not receive any future distributions from the operating partnership or Vornado, unless you currently own or acquire in the future additional common shares or units. If you receive common shares, you will become a shareholder of Vornado rather than a holder of units in the operating partnership. Although an investment in common shares is substantially equivalent to an investment in units in the operating partnership, there are some differences between ownership of units and ownership of common shares. These differences, some of which may be material to you, are discussed in "Comparison of Ownership of Units and Common Shares."

REAL ESTATE INVESTMENTS' VALUE AND INCOME FLUCTUATE DUE TO VARIOUS FACTORS.

THE VALUE OF REAL ESTATE FLUCTUATES DEPENDING ON CONDITIONS IN THE GENERAL ECONOMY AND THE REAL ESTATE BUSINESS. THESE CONDITIONS MAY ALSO LIMIT OUR REVENUES AND AVAILABLE CASH.

          The factors that affect the value of our real estate include, among other things:

          -    national, regional and local economic conditions;

          - consequences of any armed conflict involving, or terrorist attack against, the United States;

          -    our ability to secure adequate insurance;

          - local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

          -    competition from other available space;

          -    whether tenants consider a property attractive;

          - the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

          - whether we are able to pass some or all of any increased operating costs we experience through to tenants;

          -    how well we manage our properties;

          -    increased interest expense;

          -    decreases in market rental rates;

          - the timing and costs associated with property improvements and rentals;

          -    changes in taxation or zoning laws;

          -    government regulations;

          -    availability of financing on acceptable terms or at all;

          - potential liability under environmental or other laws or regulations; and

          -    general competitive factors.

          The rents we receive and the occupancy levels at our properties may decline as a result of adverse changes in any of these factors. If our rental revenues decline, we generally would expect to have less cash available to distribute to our shareholders. In addition, some of our major expenses, including mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rents decline while costs remain the same, our income and funds available for distribution to our shareholders would decline.

WE DEPEND ON LEASING SPACE TO TENANTS ON ECONOMICALLY FAVORABLE TERMS AND COLLECTING RENT FROM OUR TENANTS, WHO MAY NOT BE ABLE TO PAY.

          Our financial results depend on leasing space in our properties to tenants on economically favorable terms. In addition, because substantially all of our income comes from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. For information regarding the bankruptcy of our tenants, see "--Bankruptcy of tenants may decrease our revenues and available cash" below.

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BANKRUPTCY OF TENANTS MAY DECREASE OUR REVENUES AND AVAILABLE CASH.

          A number of companies, including some of our tenants, have declared bankruptcy in recent years, and other tenants may declare bankruptcy or become insolvent in the future. If a major tenant declares bankruptcy or becomes insolvent, the rental property where it leases space may have lower revenues and operational difficulties, and, in the case of our shopping centers, we may have difficulty leasing the remainder of the affected property. Our leases generally do not contain restrictions designed to ensure the creditworthiness of our tenants. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of funds from operations available for distribution to our shareholders.

          U.S. Airways Group Inc. leases 340,000 square feet from us for its headquarters in Washington, D.C. U.S. Air has been adversely affected by the downturn in air travel as a result of the terrorist attacks and economic decline and declared bankruptcy in August 2002. We cannot predict whether U.S. Air will reject all or part of its headquarters lease.

          The risk that some of our tenants may declare bankruptcy is higher because of the September 11, 2001 terrorist attacks and the resulting decline in the economy. This is particularly true for our tenants that are dependent on the air or travel industries as a primary source of revenue.

SOME OF OUR POTENTIAL LOSSES MAY NOT BE COVERED BY INSURANCE.

          We carry comprehensive liability and all risk property insurance (fire, flood, extended coverage and rental loss insurance) with respect to our properties. However, there are some types of losses, including lease and other contract claims, as well as claims related to nuclear reactions, certain other contaminants and pollutants and, most recently, terrorist acts, that generally are not insured. If an uninsured loss or a loss in excess of insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. If this were to happen, we might remain obligated for any mortgage debt or other financial obligations related to the property and may be liable to third parties for damages.

          The insurance payouts that have been made, and that are continuing to be made, as a result of the terrorist attacks have reduced significantly the insurance industry's reserves, and this reduction may continue as additional claims are made. Moreover, the demand for higher levels of insurance coverage has increased, and this rising demand is expected to continue as a result of these attacks. For these reasons and others related to the general market for insurance products, insurance premiums have increased significantly with respect to policies that we have renewed since September 11, 2001, and we expect that insurance premiums will continue to increase for any policy, upon its renewal, that we have not renewed since September 11, 2001. These increases have had an adverse impact on our cash flow, and, if the current condition of the insurance market persists, we expect this adverse impact to continue with respect to any policy, upon its renewal, that we have not renewed since September 11, 2001. Furthermore, we have not been able to purchase policies with coverage limits and deductibles similar to those that were available before the attacks, and it is likely that we will not be able to purchase those kinds of policies in the future.

          Real property insurance policies put into effect before September 11, 2001 do not expressly exclude coverage from hostile acts, except for acts of war. Since September 11, 2001, insurance companies have been excluding terrorist acts from coverage in all risk policies. We have generally been unable to obtain all risk insurance which includes coverage for terrorist acts for policies we have renewed since September 11, 2001, and we may not be able to obtain coverage for terrorist attacks under any policy we purchase in the future. However, we have obtained separate coverage in limited amounts for terrorist acts when an all risk insurance policy covering our properties has excluded terrorist acts from coverage upon the renewal of the policy. Therefore, we are at risk for financial loss in excess of these limited amounts for terrorist acts as defined by the policies, which loss could be material.

          Our debt instruments, consisting of mortgage loans secured by our properties, which are generally non-recourse to us, our senior unsecured notes due 2007, and our revolving credit agreement, contain customary covenants requiring us to maintain insurance. The lenders under these instruments may take the position that an exclusion from all risk insurance coverage for losses due to terrorist acts is a breach of these debt instruments that allows the lenders to declare an event of default and accelerate repayment of debt. In addition, if lenders insist on coverage for these risks, it could adversely affect our ability to finance or refinance our properties and to expand our portfolio.

          On November 26, 2002, the Terrorism Risk Insurance Act of 2002 was signed into law. Under this new legistlation, through 2004 (with a possible extension through 2005), insurers licensed or admitted in the United States, as well as other specified insurers, must offer coverage in their commercial property and casualty policies (including existing policies) for losses resulting from defined "acts of terrorism." As of the date of enactment of this law, existing terrorism exclusion clauses are void to the extent they exclude losses that would otherwise be "insured losses" under the legislation. Subject to certain caps on reimbursement and other limitations, this legislation will establish a federal program to reimburse insurers for a portion of losses so insured. It is unclear what effect, if any, this legislation will have on our ability to obtain insurance coverage for terrorist attacks in the future and what impact it may have on any premiums paid by us in connection with coverage for terrorist attacks. However, as required by the legislation, it is expected that all insurers writing our property and casualty insurance will advise us by February 24, 2003 of the cost of participation in the federal program, and provide a 30 day period for us to opt in or out of the federal program.

WE MAY ACQUIRE OR DEVELOP NEW PROPERTIES, AND THIS MAY CREATE RISKS.

          We may acquire or develop properties or acquire other real estate companies when we believe that an acquisition or development is consistent with our business strategies. We may not, however, succeed in consummating desired acquisitions or in completing developments on time or within our budget. We also might not succeed in leasing newly developed or acquired properties at rents sufficient to cover their costs of acquisition or development and operations.

          We have experienced rapid growth in recent years, increasing our total assets from approximately $565,000,000 at December 31, 1996 to approximately $9,066,000,000 at September 30, 2002. This growth included the acquisition of Charles E. Smith Commercial Realty L.P. on January 1, 2002, which increased our total assets as of that date by $2,201,000,000, of which $1,453,000,000 is attributable to the acquisition of assets and $748,000,000 is attributable to Charles E. Smith Commercial Realty L.P. becoming a wholly owned subsidiary of the operating partnership and therefore being consolidated rather than accounted for under the equity method. We may not be able to manage any growth effectively or to maintain a similar rate of growth in the future, and our failure to do so may have a material adverse effect on our financial condition and results of operations.

          In addition, if persons selling properties to us wish to defer the payment of taxes on the sales proceeds, we are likely to pay them in units of the operating partnership. In transactions of this kind, we may also agree not to sell the acquired properties or reduce the mortgage indebtedness on them for significant periods of time. If we borrow funds or assume indebtedness to acquire or develop properties, indebtedness of the operating partnership, as a percentage of our asset value or market capitalization, might increase. If this happens, the increased leverage may impair our ability to take actions that would otherwise be in our best interests or the best interests of our security holders.

          For additional information about our leverage, see "-- Our Organizational and Financial Structure Gives Rise to Operational and Financial Risks -- We have indebtedness, and this indebtedness may increase" below.

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IT MAY BE DIFFICULT TO BUY AND SELL REAL ESTATE QUICKLY, AND TRANSFER
RESTRICTIONS APPLY TO SOME OF OUR MORTGAGED PROPERTIES.

          Equity real estate investments are relatively difficult to buy and sell quickly. We therefore have limited ability to vary our portfolio promptly in response to changes in economic or other conditions. Some of our properties are mortgaged to secure payment of indebtedness. If we were unable to meet our mortgage payments, the lender could foreclose on the properties and we could incur a loss. In addition, if we wish to dispose of one or more of the mortgaged properties, we might not be able to obtain release of the lien on the mortgaged property. If a lender forecloses on a mortgaged property or if a mortgage lien prevents us from selling a property, our funds available for distribution to our shareholders could decline. For information relating to the mortgages on our properties, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in our annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q for the period ended September 30, 2002 and the notes to our consolidated financial statements in the same reports.

A SIGNIFICANT PROPORTION OF OUR PROPERTIES ARE IN THE NEW YORK CITY/NEW JERSEY AND WASHINGTON, D.C. METROPOLITAN AREAS AND ARE AFFECTED BY THE ECONOMIC CYCLES AND RISKS INHERENT TO THOSE REGIONS.

          For the nine months ended September 30, 2002, 72.6% of our earnings before interest expense, taxes, depreciation and amortization, extraordinary or non-recurring items, gains or losses on sales of real estate, the effect of straight-lining of property rentals for rent escalations and minority interest came from properties located in New Jersey and the New York City and Washington, D.C. metropolitan areas. We refer to earnings before interest expense, taxes, depreciation and amortization, extraordinary or non-recurring items, gains or losses on sales of real estate, the effect of straight-lining of property rentals for rent escalations and minority interest as "EBITDA." Our management considers EBITDA a supplemental measure for making decisions and assessing the performance of our segments. EBITDA should not be considered a substitute for net income as a measure of operating performance or a substitute for cash flow as a measure of liquidity. EBITDA may not be comparable to similarly titled measures employed by other companies.

          In addition, we may continue to concentrate a significant portion of our future acquisitions in New Jersey and the New York City and Washington, D.C. metropolitan areas. Like other real estate markets, the real estate markets in these areas have experienced economic downturns in the past, and we cannot predict how the current economic conditions will impact these markets in both the short and long term. Further declines in the economy or a decline in the real estate markets in these areas could hurt our financial performance and the value of our properties. The factors affecting economic conditions in these regions include:

          -    business layoffs or downsizing;

          -    industry slowdowns;

          -    relocations of businesses;

          -    changing demographics;

          -    increased telecommuting and use of alternative work places;

          - financial performance and productivity of the publishing, advertising, financial, technology, retail, insurance and real estate industries;

          -    infrastructure quality; and

          -    any oversupply of or reduced demand for real estate.

          It is impossible for us to assess the future effects of the current uncertain trends in the economic and investment climates of the New York City/New Jersey and Washington, D.C. regions, and more generally of the United States, on the real estate markets in these areas. If these conditions persist, they may adversely affect our businesses and future profitability.

ON JANUARY 1, 2002, WE COMPLETED THE ACQUISITION OF THE 66% INTEREST IN CHARLES
E. SMITH COMMERCIAL REALTY L.P. THAT WE DID NOT PREVIOUSLY OWN. THE TERMS OF THE MERGER RESTRICT OUR ABILITY TO SELL OR OTHERWISE DISPOSE OF, OR TO FINANCE OR REFINANCE, THE PROPERTIES FORMERLY OWNED BY CHARLES E. SMITH COMMERCIAL REALTY L.P., WHICH COULD RESULT IN OUR INABILITY TO SELL THESE PROPERTIES AT AN OPPORTUNE TIME AND INCREASED COSTS TO US.

          We have agreed to restrictions on our ability to sell, finance, refinance and, in some instances, pay down existing financing on the Charles E. Smith Commercial Realty L.P. properties for a period of up to 20 years, under a tax reporting and protection agreement that we entered into at the closing of the merger. This agreement prohibits us from taking these actions unless the operating partnership also pays the contributing partners based on their tax liabilities as a result of the sale. These arrangements may significantly reduce our ability to sell, finance or repay indebtedness secured by the subject properties or assets.

          In addition, we are restricted from selling or otherwise transferring or disposing of certain properties located in the Crystal City area of Arlington, Virginia or an interest in our division that manages the majority of our office properties in the Washington, D.C. metropolitan area, which we refer to as the "Smith Division," without the consent of Robert H. Smith and Robert P. Kogod, each of whom was a significant unit holder of Charles E. Smith Commercial Realty L.P., for a period of 12 years with respect to certain properties located in the Crystal City area of Arlington, Virginia or six years with respect to an interest in the Smith Division. These restrictions, which currently cover approximately 13.0 million square feet of space, could result in our inability to sell these properties or an interest in the Smith Division at an opportune time and increased costs to us.

WE MAY INCUR COSTS TO COMPLY WITH ENVIRONMENTAL LAWS.

          Our operations and properties are subject to various federal, state and local laws, ordinances and regulations concerning the protection of the environment including air and water quality, hazardous substances and health and safety. Under certain of these environmental laws a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property. The owner or operator may also be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by those parties because of the contamination. These laws often impose liability without regard to whether the owner or operator knew of the release of the substances or was responsible for the release. The presence of contamination or the failure to remediate contamination may impair our ability to sell or lease real estate or to borrow using the real estate as collateral. Other laws and regulations govern indoor and outdoor air quality including those that can require the abatement or removal of asbestos-containing materials in the event of demolition, renovations or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The maintenance and removal of lead paint and certain electrical equipment containing polychlorinated biphenyls (PCBs) and underground storage tanks are also regulated by federal and state laws. We could incur fines for environmental compliance and be held liable for the costs of remedial action with respect to the foregoing regulated substances or tanks or related claims arising out of environmental contamination or exposure at our properties.

REAL ESTATE IS A COMPETITIVE BUSINESS.

          Our business segments -- Office, Retail, Merchandise Mart Properties, Temperature Controlled Logistics, and Other -- operate in highly competitive environments. We have a large concentration of properties in the New York City metropolitan area and in the Washington, D.C. and Northern Virginia area. We compete with a large number of real estate property owners and developers. Principal factors of competition are rent charged, attractiveness of location and quality and breadth of services provided. Our success depends upon, among other factors, the trends of the national and local economies, the financial condition and operating results of current and prospective tenants and customers, the availability and cost of capital, construction and renovation costs, taxes, governmental regulations, legislation and population trends.

THE TERRORIST ATTACKS OF SEPTEMBER 11, 2001 IN NEW YORK CITY AND THE WASHINGTON, D.C. AREA MAY ADVERSELY AFFECT THE VALUE OF OUR PROPERTIES AND OUR ABILITY TO GENERATE CASH FLOW.

THERE MAY BE A DECREASE IN DEMAND FOR SPACE IN LARGE METROPOLITAN AREAS THAT ARE CONSIDERED AT RISK FOR FUTURE TERRORIST ATTACKS, AND THIS DECREASE MAY REDUCE OUR REVENUES FROM PROPERTY RENTALS.

          We have significant investments in large metropolitan areas, including the New York/New Jersey, Washington, D.C. and Chicago metropolitan areas. In the aftermath of the terrorist attacks, tenants in these areas may choose to relocate their business to less populated, lower-profile areas of the United States that are not as likely to be targets of future terrorist activity. This in turn would trigger a decrease in the demand for space in these areas, which could increase vacancies in our properties and force us to lease our properties on less favorable terms. As a result, the value of our properties and the level of our revenues could decline materially.

OUR INVESTMENT IN HOTEL PENNSYLVANIA IS DEPENDENT ON THE TRAVEL INDUSTRY, AND THAT INVESTMENT HAS BEEN AND MAY CONTINUE TO BE IMPACTED SEVERELY BY THE TERRORIST ATTACKS AND THE CURRENT ECONOMIC DOWNTURN.

          Our investment in Hotel Pennsylvania is directly dependent on the travel industry generally and the willingness of people to visit New York City in particular. Since September 11, 2001, there has been a substantial decline in travel and tourism to New York City. Accordingly, there has been a significant reduction in occupancy at Hotel Pennsylvania. As a result, revenues generated by this investment have been impacted severely by that decline, and we expect this impact on revenues to continue.

ALL OF OUR TEMPERATURE CONTROLLED LOGISTICS WAREHOUSES ARE LEASED TO ONE TENANT, AND THAT TENANT IS EXPERIENCING OPERATING DIFFICULTIES.

          The operating partnership indirectly owns a 60% interest in partnerships, which we refer to as the "Vornado/Crescent Partnerships," that own 89 warehouse facilities nationwide with an aggregate of approximately 445 million cubic feet of refrigerated, frozen and dry storage space. The Vornado/Crescent Partnerships sold all of the non-real estate assets encompassing the operations of the temperature controlled business to a new partnership named AmeriCold Logistics owned 60% by Vornado Operating Company, which we refer to as "Vornado Operating," and 40% by Crescent Operating Inc. AmeriCold Logistics leases the underlying temperature controlled warehouses used in this business from the Vornado/Crescent Partnerships, which continue to own the real estate. During 2001, AmeriCold Logistics generated approximately 8% of our EBITDA on a pro forma basis as if the acquisition of Charles E. Smith Commercial Realty L.P. occurred on January 1, 2001. During the nine months ended September 30, 2002, AmeriCold Logistic generated approximately 7.4% of our EBITDA. On February 22, 2001, the Vornado/Crescent Partnerships restructured the AmeriCold Logistics leases to, among other things, (a) reduce 2001's contractual rent to $146,000,000, (b) reduce 2002's contractual rent to $150,000,000 plus contingent rent in certain circumstances, (c) increase the Vornado/Crescent Partnerships' share of annual maintenance capital expenditures by $4,500,000 to $9,500,000 effective January 1, 2000 and (d) allow AmeriCold Logistics to defer rent to December 31, 2003 to the extent cash is not available, as defined in the leases, to pay the rent. Based on our policy of recognizing rental income when earned and collection is assured or cash is received, we did not recognize $15,281,000 and $8,606,000 of the rent that was due in the years ended December 31, 2001 and 2000 and $12,361,000 of rent that was due in the nine months ended September 30, 2002. On December 31, 2001 the Vornado/Crescent Partnerships released the tenant from its obligation to pay $39,812,000 of deferred rent, of which our share was $23,887,000. This amount equals the rent that we did not recognize as income in 2000 and 2001 and accordingly had no profit and loss effect on us.

          To the extent that the operations of AmeriCold Logistics may affect its ability to pay rent, including percentage rent due under the leases, we indirectly bear the risks associated with AmeriCold Logistics' cold storage business. The cold storage business is extremely competitive. Factors affecting AmeriCold Logistics' ability to compete include, among others, (a) warehouse locations, (b) customer mix and (c) availability, quality and price of additional services.

WE MAY NOT BE ABLE TO OBTAIN CAPITAL TO MAKE INVESTMENTS.

          We depend primarily on external financing to fund the growth of our business. This is because one of the requirements of the Internal Revenue Code of 1986, as amended, for a REIT is that it distribute 90% of its net taxable income, excluding net capital gains, to its shareholders. Our access to debt or equity financing depends on banks' willingness to lend and on conditions in the capital markets. We and other companies in the real estate industry have experienced limited availability of bank loans and capital markets financing from time to time. Although we believe that we will be able to finance any investments we wish to make in the foreseeable future, financing other than what we already have available might not be available on acceptable terms.

          For information about our available sources of funds, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in our annual report on Form 10-K for the year ended December 31, 2001 and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2002 and the notes to the consolidated financial statements in the same reports.

OUR OWNERSHIP STRUCTURE AND RELATED-PARTY TRANSACTIONS MAY GIVE RISE TO CONFLICTS OF INTEREST.

STEVEN ROTH AND INTERSTATE PROPERTIES MAY EXERCISE SUBSTANTIAL INFLUENCE OVER US. THEY AND SOME OF OUR OTHER TRUSTEES AND OFFICERS HAVE INTERESTS OR POSITIONS IN OTHER ENTITIES THAT MAY COMPETE WITH US.

          As of September 30, 2002, Interstate Properties, a New Jersey general partnership, and its partners owned approximately 15.7% of the common shares of Vornado and approximately 27.5% of the common stock of Alexander's, Inc. and beneficially owned approximately 7.9% of the common stock of Vornado Operating (approximately 17.0% assuming redemption of 447,017 units of Vornado Operating L.P., the operating subsidiary of Vornado Operating, that are redeemable for cash or, at Vornado Operating's election, common stock of Vornado Operating). Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the three partners of Interstate Properties. Mr. Roth is the Chairman of the Board and Chief Executive Officer of Vornado, the managing general partner of Interstate Properties, the Chief Executive Officer and a director of Alexander's and the Chairman of the Board and Chief Executive Officer of Vornado Operating. Mr. Wight is a trustee of Vornado and is also a director of both Alexander's and Vornado Operating. Mr. Mandelbaum is a trustee of Vornado and is also a director of Alexander's.

          As of September 30, 2002, Vornado owned 33.1% of the outstanding common stock of Alexander's. Alexander's is a REIT engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores operated before they ceased operations in 1992. Alexander's has six properties, which are located in the New York City metropolitan area. Mr. Roth and Michael D. Fascitelli, the President and a trustee of Vornado, are directors of Alexander's. Messrs. Mandelbaum, Richard R. West and Wight are trustees of Vornado and are also directors of Alexander's.

          Because of these overlapping interests, Mr. Roth and Interstate Properties may have substantial influence over Vornado, Alexander's and Vornado Operating and on the outcome of any matters submitted to Vornado's, Alexander's or Vornado Operating's shareholders for approval. In addition, certain decisions concerning our operations or financial structure may present conflicts of interest among Messrs. Roth, Mandelbaum and Wight and Interstate Properties and our other shareholders. In addition, Mr. Roth and Interstate Properties may in the future engage in a wide variety of activities in the real estate business which may result in conflicts of interest with respect to matters affecting Vornado, Alexander's or Vornado Operating, such as which of these entities or persons, if any, may take advantage of potential business opportunities, the business focus of these entities, the types of properties and geographic locations in which these entities make investments, potential competition between business activities conducted, or sought to be conducted, by Vornado, Interstate Properties, Alexander's and Vornado Operating, competition for properties and tenants, possible corporate transactions such as acquisitions and other strategic decisions affecting the future of these entities.

          Vornado currently manages and leases the real estate assets of Interstate Properties under a management agreement for which Vornado receives a quarterly fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on 60 days' notice at the end of the term. Vornado earned $1,655,000 of management fees under the management agreement for the year ended December 31, 2001 and $1,023,000 for the nine months ended September 30, 2002. Because Vornado and Interstate Properties are controlled by the same persons, as described above, the terms of the management agreement and any future agreements between us and Interstate Properties may not be comparable to those we could have negotiated with an unaffiliated third party.

VORNADO ENGAGES IN TRANSACTIONS WITH VORNADO OPERATING ON TERMS THAT MAY OR MAY NOT BE COMPARABLE TO THOSE WE COULD NEGOTIATE WITH UNAFFILIATED THIRD PARTIES.

          In October 1998, Vornado Operating was spun off from Vornado in order to own assets that Vornado could not itself own and conduct activities that Vornado could not itself conduct.

          In addition to being trustees of Vornado, Messrs. Roth, Fascitelli, West and Wight are directors of Vornado Operating. Mr. Roth is also Chairman of the Board and Chief Executive Officer of Vornado Operating, Mr. Fascitelli is also President of Vornado Operating, and certain other members of Vornado's senior management hold corresponding positions with Vornado Operating.

          The operating partnership entered into a $75,000,000 unsecured revolving credit facility with Vornado Operating that expires on December 31, 2004. Borrowings under the revolving credit agreement bear interest at LIBOR plus 3%. The operating partnership receives an annual commitment fee equal to 1% on the average daily unused portion of the facility. Vornado Operating is not required to pay any amortization under the revolving credit agreement during its term. The revolving credit agreement prohibits Vornado Operating from incurring indebtedness to third parties, other than certain purchase money debt and certain other exceptions, and prohibits Vornado Operating from paying dividends. As of September 30, 2002, $32,836,000 was outstanding under the revolving credit agreement.

          The operating partnership and Vornado Operating are parties to an agreement under which, among other things, (a) the operating partnership will offer Vornado Operating, under certain circumstances, an opportunity to become the lessee of certain real property owned now or in the future by the operating partnership under mutually satisfactory lease terms and (b) Vornado Operating will not make any real estate investment or other investments known as REIT-qualified investments unless it first offers the operating partnership the opportunity to make the investment and the operating partnership has rejected that opportunity. Under this agreement, the operating partnership provides Vornado Operating with administrative, corporate, accounting, financial, insurance, legal, tax, data processing, human resources and operational services. For these services, Vornado Operating compensates the operating partnership in an amount determined in good faith by the operating partnership as the amount an unaffiliated third party would charge Vornado Operating for comparable services and reimburses the operating partnership for certain costs incurred and paid to third parties on behalf of Vornado Operating. Under this agreement, compensation for these services was approximately $330,000, $330,000 and $371,000 for the years ended December 31, 1999, 2000 and 2001 and $248,000 for the nine months ended September 30, 2002. Vornado Operating and the operating partnership each have the right to terminate this agreement if the other party is in material default of the agreement or upon 90 days' written notice to the other party at any time after December 31, 2003. In addition, the operating partnership has the right to terminate this agreement upon a change in control of Vornado Operating.

          Vornado Operating's restated certificate of incorporation specifies that one of its corporate purposes is to perform this agreement and, for so long as the agreement remains in effect, prohibits Vornado Operating from making any real estate investment or other REIT-qualified investment without first offering the opportunity to the operating partnership in the manner specified in this agreement.

          We and Vornado Operating may enter into additional transactions in the future. Because we and Vornado Operating share common senior management and because a majority of our trustees also constitute the majority of the directors of Vornado Operating, the terms of the foregoing agreements and any future agreements between us and Vornado Operating may not be comparable to those we could have negotiated with an unaffiliated third party.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN VORNADO AND ALEXANDER'S.

          As of September 30, 2002, Vornado owned 33.1% of the outstanding common stock of Alexander's. Alexander's is a REIT engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores operated before they ceased operations in 1992. Alexander's has six properties. Interstate Properties, which is further described above, owned an additional 27.5% of the outstanding common stock of Alexander's as of September 30, 2002. Mr. Roth, Chairman of the Board and Chief Executive Officer of Vornado, is Chief Executive Officer and a director of Alexander's, and Mr. Fascitelli, President and a trustee of Vornado, is President and a director of Alexander's. Messrs. Mandelbaum, West and Wight, trustees of Vornado, are also directors of Alexander's. Alexander's common stock is listed on the New York Stock Exchange under the symbol "ALX."

          At September 30, 2002, the operating partnership had loans receivable from Alexander's of $119,000,000 at an interest rate of 12.48%. These loans mature on the earlier of January 3, 2006 or the date that Alexander's Lexington Avenue construction loan is repaid in full. The operating partnership manages, develops and leases the Alexander's properties under management and development agreements and leasing agreements under which the operating partnership receives annual fees from Alexander's. These agreements have a one-year term expiring in March of each year, except that the Lexington Avenue management and development agreements have a term lasting until substantial completion of development of the Lexington Avenue property, and are all automatically renewable. Because Vornado and Alexander's share common senior management and because a majority of the trustees of Vornado also constitute the majority of the directors of Alexander's, the terms of the foregoing agreements and any future agreements between us and Alexander's may not be comparable to those we could have negotiated with an unaffiliated third party.

          For a description of Interstate Properties' ownership of Vornado, Vornado Operating and Alexander's, see "--Steven Roth and Interstate Properties may exercise substantial influence over us. They and some of our other trustees and officers have interests or positions in other entities that may compete with us" above.

AN AFFILIATED COMPANY PROVIDES CLEANING AND SECURITY SERVICES TO SOME OF OUR OFFICE PROPERTIES UNDER CONTRACTS THAT WERE NOT NEGOTIATED AT ARM'S LENGTH.

          David Greenbaum, the President of our New York Office Division, and certain other investors own an entity that provides cleaning and related services and security services to our office properties in the New York City metropolitan area and New Jersey. The contracts under which these services are provided were not negotiated at arm's length.

ARCHSTONE-SMITH TRUST PROVIDES SERVICES TO US UNDER AGREEMENTS THAT WERE NOT NEGOTIATED AT ARM'S LENGTH.

          We have agreements with the Charles E. Smith Residential Division of Archstone-Smith Trust under which we receive engineering and tenant build-out services. In addition, we lease office space to Archstone-Smith Trust and share the cost of certain office-related services with it. These agreements were entered into by Charles E. Smith Commercial Realty in 1997, before our January 1, 2002 acquisition of Charles E. Smith Commercial Realty, at a time when Mr. Smith and Mr. Kogod were in control of both Charles E. Smith Commercial and Charles E. Smith Residential. Mr. Smith and Mr. Kogod, who became members of our board of trustees on January 1, 2002, are also trustees and shareholders of Archstone-Smith Trust.

OUR ORGANIZATIONAL AND FINANCIAL STRUCTURE GIVES RISE TO OPERATIONAL AND FINANCIAL RISKS.

WE DEPEND ON OUR DIRECT AND INDIRECT SUBSIDIARIES' DIVIDENDS AND DISTRIBUTIONS, AND THESE SUBSIDIARIES' CREDITORS AND PREFERRED SECURITY HOLDERS ARE ENTITLED TO PAYMENT OF AMOUNTS PAYABLE TO THEM BY THE SUBSIDIARIES BEFORE THE SUBSIDIARIES MAY PAY ANY DIVIDENDS OR DISTRIBUTIONS TO US.

          Substantially all of our assets consist of our partnership interests in the operating partnership. The operating partnership holds substantially all of its properties and assets through subsidiaries. The operating partnership therefore depends for substantially all of its cash flow on cash distributions to it by its subsidiaries, and we in turn depend for substantially all of our cash flow on cash distributions to us by the operating partnership. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary's obligations to them, when due and payable, before distributions may be made by that subsidiary to its equity holders. Thus, the operating partnership's ability to make distributions to holders of units depends on its subsidiaries' ability first to satisfy their obligations to their creditors and then to make distributions to the operating partnership. Likewise, our ability to pay dividends to holders of common and preferred shares depends on the operating partnership's ability first to satisfy its obligations to its creditors and make distributions payable to holders of preferred units and then to make distributions to us.

          Furthermore, the holders of preferred units of the operating partnership are entitled to receive preferred distributions before payment of distributions to holders of common units of the operating partnership, including us. Thus, our ability to pay dividends to holders of our common shares depends on the operating partnership's ability first to satisfy its obligations to its creditors and make distributions payable to holders of preferred units and then to make distributions to us. There are currently 17 series of preferred units of the operating partnership not held by us that have preference over our common shares. The total liquidation value of these 17 series of preferred units is approximately $1,495,300,000.

          In addition, we may participate in any distribution of the assets of any of our direct or indirect subsidiaries upon the liquidation, reorganization or insolvency of the subsidiary, and consequently our shareholders may participate in those assets, only after the claims of the creditors, including trade creditors, and preferred security holders, if any, of the subsidiary are satisfied.

WE HAVE INDEBTEDNESS, AND THIS INDEBTEDNESS MAY INCREASE.

          As of September 30, 2002, we had approximately $4.9 billion in total debt outstanding, including the debt assumed in connection with the acquisition of Charles E. Smith Commercial Realty L.P. In addition, as of September 30, 2002, our ratio of total debt to total enterprise value was 43%. When we say

"enterprise value" in the preceding sentence, we mean market equity value of Vornado Realty Trust plus debt less cash. In the future, we may incur additional debt, and thus increase our ratio of total debt to total enterprise value, to finance acquisitions or property developments. We may review and modify our debt level from time to time without notice to or any vote of our shareholders.

LOSS OF OUR KEY PERSONNEL COULD HARM OUR OPERATIONS.

          We are dependent on the efforts of Steven Roth, the Chairman of the Board of Trustees and Chief Executive Officer of Vornado, and Michael D. Fascitelli, the President of Vornado. While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations.

WE MIGHT FAIL TO QUALIFY OR REMAIN QUALIFIED AS A REIT.

          Although we believe that Vornado will remain organized and will continue to operate so as to qualify as a REIT for federal income tax purposes, we might fail to remain qualified in this way. Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations. Vornado's qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations or court decisions might significantly change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

          If, with respect to any taxable year, Vornado fails to maintain its qualification as a REIT, it could not deduct distributions to shareholders in computing its taxable income and would have to pay federal income tax on its taxable income at regular corporate rates. The federal income tax payable would include any applicable alternative minimum tax. If Vornado had to pay federal income tax, the amount of money available to distribute to shareholders would be reduced for the year or years involved, and Vornado would no longer be required to distribute money to shareholders. In addition, Vornado would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost, unless Vornado was entitled to relief under the relevant statutory provisions. Although Vornado currently intends to operate in a manner designed to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to revoke the REIT election.

VORNADO'S CHARTER DOCUMENTS AND APPLICABLE LAW MAY HINDER ANY ATTEMPT TO ACQUIRE VORNADO.

          Generally, for Vornado to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the outstanding shares of beneficial interest of Vornado may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of Vornado's taxable year. The Internal Revenue Code defines "individuals" for purposes of the requirement described in the preceding sentence to include some types of entities. Under Vornado's Amended and Restated Declaration of Trust, as amended, no person may own more than 6.7% of the outstanding common shares or 9.9% of the outstanding preferred shares, with some exceptions for persons who held common shares in excess of the 6.7% limit before Vornado adopted the limit and other persons approved by Vornado's Board of Trustees. These restrictions on transferability and ownership may delay, deter or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. We refer to Vornado's Amended and Restated Declaration of Trust, as amended, as the "declaration of trust."

          Vornado's Board of Trustees is divided into three classes of trustees. Trustees of each class are chosen for three-year staggered terms. Staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of Vornado, even though a tender offer or change in control might be in the best interest of our shareholders.

          Vornado's declaration of trust authorizes the Board of Trustees:

          - to cause Vornado to issue additional authorized but unissued common shares or preferred shares;

          - to classify or reclassify, in one or more series, any unissued preferred shares;

          - to set the preferences, rights and other terms of any classified or reclassified shares that Vornado issues; and

          - to increase, without shareholder approval, the number of shares of beneficial interest that Vornado may issue.

          The Board of Trustees could establish a series of preferred shares whose terms could delay, deter or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of our shareholders, although the Board of Trustees does not now intend to establish a series of preferred shares of this kind. Vornado's declaration of trust and bylaws contain other provisions that may delay, deter or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders.

          Under the Maryland General Corporation Law, as amended, which we refer to as the "MGCL," as applicable to real estate investment trusts, certain "business combinations," including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities, between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate or an associate, as defined in the MGCL, of the trust who, at any time within the two-year period before the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust, which we refer to as an "interested shareholder," or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. After that five-year period, any business combination of these kinds must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom, or with whose affiliate, the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price, as defined in the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its common shares. The provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust before the interested shareholder becomes an interested shareholder, and a person is not an interested shareholder if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. The Vornado board has adopted a resolution exempting any business combination between any trustee or officer of Vornado, or their affiliates, and Vornado. As a result, the trustees and officers of Vornado and their affiliates may be able to enter into business combinations with Vornado which may not be in the best interest of shareholders. With respect to business combinations with other persons, the business combination provisions of the MGCL may have the effect of delaying, deferring or preventing a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The business combination statute may discourage others from trying to acquire control of Vornado and increase the difficulty of consummating any offer.

THE NUMBER OF SHARES OF VORNADO AND THE MARKET FOR THOSE SHARES GIVE RISE TO VARIOUS RISKS.

VORNADO HAS MANY SHARES AVAILABLE FOR FUTURE SALE, WHICH COULD HURT THE MARKET PRICE OF OUR SHARES.

          As of November 30, 2002, 30,921,603 Vornado common shares were reserved for issuance upon redemption of operating partnership units. Some of these shares may be sold in the public market after registration under the Securities Act under registration rights agreements between Vornado and some holders of units of the operating partnership. These shares may also be sold in the public market under Rule 144 under the Securities Act or other available exemptions from registration. In addition, we have reserved a number of common shares for issuance under our employee benefit plans, and these common shares will be available for sale from time to time. We have granted options to purchase additional common shares to some of our executive officers and employees. We cannot predict the effect that future sales of our common shares, or the perception that sales of common shares could occur, will have on the market prices of the common shares.

CHANGES IN MARKET CONDITIONS COULD HURT THE MARKET PRICE OF OUR SHARES.

          The value of our shares depends on various market conditions, which may change from time to time. Among the market conditions that may affect the value of our shares are the following:

          -    the extent of institutional investor interest in Vornado;

          - the reputation of REITs generally and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate companies, and fixed income securities;

          -    our financial condition and performance; and

          -    general financial market conditions.

          In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies.

INCREASED MARKET INTEREST RATES MAY HURT THE VALUE OF OUR SHARES.

          We believe that investors consider the distribution rate on REIT shares, expressed as a percentage of the price of the shares, relative to market interest rates as an important factor in deciding whether to buy or sell the shares. If market interest rates go up, prospective purchasers of REIT shares may expect a higher distribution rate. Higher interest rates would not, however, result in more funds for us to distribute and, in fact, would likely increase our borrowing costs and might decrease our funds available for distribution. Thus, higher market interest rates could cause the market price of our shares to decline.

WE HAVE NOT OBTAINED THE CONSENT OF ARTHUR ANDERSEN LLP FOR THE USE OF ITS PREVIOUSLY ISSUED AUDIT REPORT REGARDING THE FINANCIAL STATEMENTS OF CHARLES E. SMITH COMMERCIAL REALTY L.P., AND THAT MAY LIMIT YOUR ABILITY TO RECOVER FROM ARTHUR ANDERSEN LLP WITH RESPECT TO THAT AUDIT. OUR ABILITY TO RECOVER FROM THAT FIRM FOR THAT AUDIT MAY ALSO BE LIMITED.

          The consolidated balance sheet as of December 31, 2001 and the consolidated statements of income, changes in partners' deficit, and cash flows for the year ended December 31, 2001 of Charles E. Smith Commercial Realty L.P. and subsidiaries that are incorporated by reference in this prospectus are accompanied by an audit report of Arthur Andersen LLP. We were unable, however, to obtain that firm's consent to the incorporation by reference of that audit report in this prospectus and the registration statement of which this prospectus is part because of the events arising out of Arthur Andersen LLP's conviction in June 2002 on a federal charge of obstruction of justice relating to the audits of Enron Corp. As a result, investors will not be able to recover against Arthur Andersen LLP under Section 11(a)(4) of the

Securities Act of 1933, as amended, if applicable, with respect to the audit report with respect to Charles E. Smith Commercial Realty L.P. and may have any recovery limited as a result of the lack of consent. Moreover, the events arising out of Arthur Andersen LLP's conviction may adversely affect the ability of Arthur Andersen LLP to satisfy any successful claims against it, including any claims brought by us, arising from its audit of Charles E. Smith Commercial Realty L.P.'s financial statements.

                      VORNADO AND THE OPERATING PARTNERSHIP

          Vornado is a fully-integrated real estate investment trust organized under the laws of Maryland. Vornado conducts its business through, and substantially all of its interests in properties are held by, the operating partnership. Vornado is the sole general partner of, and owned approximately 79% of the common limited partnership interest in, the operating partnership as of December 9, 2002.

          The operating partnership currently owns directly or indirectly:

          -    Office Properties:

               - all or portions of 73 office properties in the New York City metropolitan area (primarily Manhattan) and in the Washington, D.C. and Northern Virginia area aggregating approximately 27.7 million square feet;

          -    Retail Properties:

               - 56 shopping center properties in six states and Puerto Rico aggregating approximately 12.8 million square feet, including 1.4 million square feet built by tenants on land leased from Vornado;

          -    Merchandise Mart Properties:

               - the Merchandise Mart Properties portfolio containing approximately 8.6 million square feet, including the 3.4 million square foot Merchandise Mart in Chicago;

          -    Temperature Controlled Logistics:

               - a 60% interest in partnerships that own 88 warehouse facilities nationwide with an aggregate of approximately 442 million cubic feet of refrigerated space leased to AmeriCold Logistics;

          -    Other Real Estate Investments:

               -    33.1% of the outstanding common stock of Alexander's, Inc.;

               - the Hotel Pennsylvania in New York City consisting of a hotel portion containing 1,000,000 square feet with 1,700 rooms and a commercial portion containing 400,000 square feet of retail and office space;

               - a 21.1% interest in The Newkirk Master Limited Partnership, which owns office, retail and industrial properties and various debt interests in those properties;

               - eight dry warehouse/industrial properties in New Jersey containing approximately 2.0 million square feet; and

               -    other real estate investments.

          The principal executive offices of Vornado and the operating partnership are located at 888 Seventh Avenue, New York, New York 10019; telephone (212) 894-7000.

                                 USE OF PROCEEDS

          Vornado will not receive any cash proceeds from the issuance of the shares offered by this prospectus but will acquire units in the operating partnership in exchange for any shares that Vornado may issue to a redeeming unit holder.

                               REDEMPTION OF UNITS

          At any time after January 1, 2003, you have the right to have your units redeemed in whole or in part by the operating partnership for cash equal to the fair market value, at the time of redemption, of one common share of Vornado for each unit redeemed. We have the right to issue you one common share for each unit tendered instead of paying the cash redemption amount. You may redeem units only in compliance with the securities laws, the Second Amended and Restated Agreement of Limited Partnership of the operating partnership, dated as of October 20, 1997, as amended, and the declaration of trust's limits on ownership of common shares. We refer to the Second Amended and Restated Agreement of Limited Partnership of the operating partnership, as amended, as the "partnership agreement."

          You may exercise the right to redeem your units by providing a notice of redemption, substantially in the form attached as an exhibit to the partnership agreement, to the operating partnership, with a copy to Vornado. You may also be required to furnish the operating partnership and Vornado with certain other certificates and forms. The partnership agreement establishes some limitations on your right to redeem units. Unless we elect to assume and perform the operating partnership's obligation with respect to the redemption, as described below, you will receive cash on the specified redemption date from the operating partnership in an amount equal to the market value of the units to be redeemed. The "specified redemption date" with respect to your units will be either (a) in the case of a redemption that qualifies as a "block transfer" or that satisfies the "lack of actual trading" safe harbor from publicly traded partnership status, both as defined in the Treasury regulations under the Internal Revenue Code, the tenth business day after we receive your notice of redemption if our common shares are publicly traded or the thirtieth business day after we receive your notice of redemption if our common shares are not publicly traded, or (b) in the case of a redemption that does not qualify as a block transfer or satisfy the lack of actual trading safe harbor, a date up to 60 days after we receive your notice of redemption as determined by us in our sole discretion.

          Furthermore, redemptions of class A units by the operating partnership pursuant to the redemption right discussed above, together with other transfers and redemptions of operating partnership units (other than certain of the redemptions or transfers qualifying as "private transfers" under the regulations under Section 7704 of the Internal Revenue Code), are limited in any one taxable year to 10% of the interests in capital or profits not held by Vornado or certain of its affiliates, and Vornado has the right and currently intends to refuse to permit certain redemptions and other transfers of operating partnership units that, when aggregated with prior redemptions and transfers, would exceed this limit.

          When we say "business day," we mean a day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. The market value of a unit for the purpose of redemption will be equal to the average of the closing trading prices of a Vornado common share on the NYSE for the ten trading days before the day on which we received the notice of redemption or, if that day is not a business day, the first business day after that day.

          Instead of the operating partnership's acquiring the units for cash, we have the right to acquire the units on the specified redemption date directly from you, in exchange for either the market value of the units in cash or for common shares. However, we do not have this right if the common shares are not publicly traded, as described below. If we acquire the units, we will become their owner. In either case, acquisition of the units by Vornado will be treated as a sale of the units by you to Vornado for federal income tax purposes. See "--Tax Consequences of Redemption--Tax Treatment of Redemption of Units" for information about the tax consequences of redeeming units to the redeeming unit holder.

          If we determine to acquire the units in exchange for common shares, the total number of common shares to be paid to you will be equal to the product of the number of units times the conversion factor. See "Description of the Units and the Operating Partnership--Sales of Assets" for further information about the conversion factor, which is 1.0 as of the date of this prospectus. Vornado currently anticipates that it generally will elect to acquire directly units tendered for redemption and to issue common shares in exchange for the units rather than pay cash, but we will decide whether to pay cash or issue common shares upon redemption of units when units are tendered for redemption.

          When you redeem units, your right to receive distributions on the units so redeemed or exchanged will cease, unless the record date for a distribution was a date before the specified redemption date. You must redeem at least 1,000 units at a time, or all of your remaining units if you own less than 1,000 units. No redemption or exchange can occur if delivery of common shares on the specified redemption date to the unit holder seeking redemption would be prohibited either under Vornado's declaration of trust or under applicable federal or state securities laws as long as the common shares are publicly traded.

          Each unit holder has agreed with Vornado under the partnership agreement that all units delivered for redemption must be delivered to the operating partnership or Vornado, as the case may be, free and clear of all liens. Neither Vornado nor the operating partnership will be under any obligation to acquire units if there are liens on the units. Each unit holder has also agreed to pay any state or local property transfer tax that is payable as a result of the transfer of his or her units to the operating partnership or Vornado.

          If a unit holder assigns his or her units to another person, that person may redeem the units. In that case, the redemption price will be paid directly to that person and not to the unit holder.

          If Vornado provides notice to the unit holders that it intends to make an extraordinary distribution of cash or property to its shareholders or to effect a merger, a sale of all or substantially all of its assets or any other similar extraordinary transaction, the right to redeem units will be exercisable during the period commencing on the date on which Vornado provides that notice and ending on either:

          - if there is a record date to determine shareholders eligible to receive the extraordinary distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, the record date; or

          - if there is no record date of this kind, the date that is twenty days after the date on which Vornado provides notice of the extraordinary distribution or extraordinary transaction.

          A holder must have held his or her units for at least one year from the date of issuance to have the right to redeem them under these circumstances. If this paragraph applies, the specified redemption date will be the sooner of:

          - the tenth business day after the operating partnership receives the notice of redemption; or

          - the business day immediately preceding the record date to determine shareholders eligible to receive the extraordinary distribution or vote on approval of the extraordinary transaction.

          However, if the specified redemption date occurs in less than ten business days and the operating partnership elects to redeem the units for cash, the operating partnership will have up to ten business days after receiving the notice of redemption to deliver payment for the units.

          If Vornado merges or consolidates with another company or sells all or substantially all of its assets as a whole and Vornado's shareholders are obligated to accept cash and/or debt obligations in full or partial payment for their common shares in the transaction, then the portion of the payment per unit payable upon redemption of the units that must be accepted in cash and/or debt obligations will be equal to an amount of cash equal to the sum of:

          - the cash payable for one common share multiplied by the conversion factor; and

          - the value, on the date on which the transaction is consummated, of the debt obligations to be received with respect to one common share multiplied by the conversion factor.

          The balance of the amount payable per unit when units are redeemed will be payable in an amount calculated consistently with the first paragraph of this section.

          If the common shares are not publicly traded but another entity whose shares are publicly traded owns more than 50% of the shares of Vornado, the unit holders' right to redeem units will be determined by reference to the publicly traded stock of that majority owner of Vornado. In that case, the general partner of the operating partnership will have the right to elect to acquire the units to be redeemed for publicly traded stock of the majority owner of Vornado. If the common shares are not publicly traded and there is no majority owner of Vornado with publicly traded stock, the unit holders' right to redeem units would be based upon the net fair market value of the operating partnership's assets at the time the units are redeemed, as determined in good faith by Vornado. In that case, Vornado and the operating partnership would be obligated to pay for redeemed units in cash, payable on the thirtieth business day after Vornado receives the notice of redemption.

REGISTRATION RIGHTS

          Under the registration rights agreement between Vornado and the unit holders named in the agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, those unit holders have the right to demand registration of the common shares for which their units may be redeemed when they redeem their units, unless the shares they receive are already registered under an effective registration statement filed with the SEC. The registration rights agreement provides that Vornado will pay all expenses of registering the shares. The agreement also provides that the holders of the shares will pay any brokerage and sales commissions, fees and disbursements of counsel to the holders, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the shares by the holders.

TAX CONSEQUENCES OF REDEMPTION

          The following discussion summarizes the material federal income tax considerations that may be relevant to a unit holder who redeems his or her units. This discussion only applies to unit holders that provide an affidavit to the operating partnership, at the time their units are redeemed, stating that the unit holder is not a foreign person and stating the unit holder's taxpayer identification number, under penalties of perjury.

          YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF REDEEMING YOUR UNITS, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF REDEEMING UNITS IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

TAX TREATMENT OF REDEMPTION OF UNITS

          If Vornado assumes and performs the redemption obligation, the partnership agreement provides that the redemption will be treated by Vornado, the operating partnership and the redeeming unit holder as a sale of units by the redeeming unit holder to Vornado at the time the units are redeemed. This sale will be fully taxable to the redeeming unit holder, and the redeeming unit holder will be treated as realizing for tax purposes an amount equal to the sum of:

          - the cash or the value of the common shares received in the exchange; plus

          - the amount of operating partnership liabilities allocable to the redeemed units at the time they are redeemed.

          The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest. The determination of the amount of gain or loss is discussed more fully under "-- Tax Treatment of Disposition of Units by Unit Holders Generally" below.

          If Vornado does not elect to assume the obligation to redeem a unit holder's units, the operating partnership will redeem the units for cash. If the operating partnership redeems units for cash that Vornado contributes to the operating partnership for that purpose, the redemption likely would be treated for tax purposes as a sale of the units to Vornado in a fully taxable transaction, although this is not certain. If the redemption is treated that way for tax purposes, the redeeming unit holder would be treated as realizing an amount equal to the sum of:

          -    the cash received in the exchange; plus

          - the amount of operating partnership liabilities allocable to the redeemed units at the time they are redeemed.

The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest. The determination of the amount of gain or loss if a redemption is treated as a sale for tax purposes is discussed more fully under "--Tax Treatment of Disposition of Units by Unit Holders Generally" below.

          If, instead, the operating partnership chooses to redeem units for cash that is not contributed by Vornado for that purpose, the tax consequences would be the same as described in the previous paragraph with the following exception. If the operating partnership redeems less than all of a unit holder's units, the unit holder would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the amount he or she would be treated as receiving, as described above, exceeded his or her adjusted basis in all of his or her units immediately before the redemption.

POTENTIAL APPLICATION OF DISGUISED SALE REGULATIONS TO A REDEMPTION OF UNITS

          A redemption of units may cause the original transfer of property to the operating partnership in exchange for units to be treated as a "disguised sale" of property. The Internal Revenue Code and the Treasury regulations under the Internal Revenue Code generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration from the partnership to the partner, including the partnership's assumption of a liability or taking the property subject to a liability, will be presumed to be a sale, in whole or in part, of the property by the partner to the partnership. Further, the Treasury regulations provide generally that, in the absence of an applicable exception, if a partnership transfers money or other consideration to a partner within two years after the partner contributed property to the partnership, the transactions will be presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Treasury regulations also provide that if two years have passed between the time when the partner contributed property to the partnership and the time when the partnership transferred money or other consideration to the partner, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

          Accordingly, if the operating partnership redeems a unit, the Internal Revenue Service could contend that the redemption should be treated as a disguised sale because the redeeming unit holder will receive cash or common shares after having contributed property to the operating partnership. If the IRS took that position successfully, the issuance of the units in exchange for the contributed property could be taxable as a disguised sale under the Treasury regulations.

TAX TREATMENT OF DISPOSITION OF UNITS BY UNIT HOLDERS GENERALLY

          If a unit holder redeems units in a manner that is treated as a sale of the units, the gain or loss from the sale or other disposition will be based on the difference between:

          -    the amount considered realized for tax purposes; and

          -    the unit holder's tax basis in the units.

          See "--Basis of Units" below for information about the tax basis of units.

          If a unit holder sells units, the "amount realized" will be measured by the sum of:

          - the cash and fair market value of other property received, including any common shares; plus

          - the portion of the operating partnership's liabilities allocable to the units sold.

          The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest.

          A selling unit holder will recognize gain to the extent that the amount he or she realizes in the sale exceeds his or her basis in the units sold. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the amount of cash and the value of any other property, including common shares, received in exchange for the units.

          Except as described below, any gain recognized upon a sale or other disposition of units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a unit attributable to a unit holder's share of "unrealized receivables" of the operating partnership, as defined in Section 751 of the Internal Revenue Code, exceeds the basis attributable to those assets, this excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in operating partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the operating partnership had sold its assets at their fair market value at the time of the transfer of a unit.

          For non-corporate holders, the maximum rate of tax on the net capital gain from the sale or exchange of a capital asset held for more than one year is 20%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the prior deductions for depreciation that are not otherwise recaptured as ordinary income under the existing depreciation recapture rules.

          The IRS has authority to issue regulations that could, among other things, apply these rates on a look-through basis in the case of "pass-through" entities such as Vornado and the operating partnership. The IRS has not yet issued regulations of this kind. If it does not issue regulations of this kind in the future, the rate of tax that would apply to the disposition of a unit by a non-corporate holder would be determined based upon the period of time over which the non-corporate holder held the unit. The IRS might, however, issue regulations that would provide that the rate of tax that would apply to the disposition of a unit by a non-corporate holder would be determined based upon the nature of the assets of the operating partnership and the periods of time over which the operating partnership held the assets. Moreover, if the IRS adopts regulations of this kind, they might apply retroactively.

BASIS OF UNITS

          In general, a unit holder who received units in exchange for contributing an interest in a partnership has an initial tax basis in the units equal to his or her basis in the contributed partnership interest. A unit holder's initial basis in his or her units generally is increased by:

          - the unit holder's share of operating partnership taxable and tax-exempt income;

          - increases in his or her share of the liabilities of the operating partnership, including the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest; and

          - any gain recognized under Section 737 of the Internal Revenue Code due to the receipt of a distribution from the operating partnership within seven years after the unit holder contributed property to the operating partnership.

          Generally, a unit holder's initial basis in his or her units is decreased by:

          -    his or her share of operating partnership distributions;

          - decreases in his or her share of liabilities of the operating partnership, including the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest;

          -    his or her share of losses of the operating partnership; and

          - his or her share of nondeductible expenditures of the operating partnership that are not chargeable to capital.

However, a unit holder's initial basis will not decrease below zero.

                          DESCRIPTION OF COMMON SHARES

          The following description of the material terms of the common shares of Vornado is only a summary and is qualified in its entirety by reference to the provisions governing the common shares contained in the declaration of trust, including all amendments and supplements to the declaration of trust, and bylaws of Vornado. Copies of the declaration of trust and bylaws are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information regarding how to obtain a copy of those documents.

VORNADO'S AUTHORIZED AND OUTSTANDING CLASSES OF SHARES

          The declaration of trust authorizes the issuance of up to 540,000,000 shares of beneficial interest, consisting of:

          - 200,000,000 common shares of beneficial interest, par value $0.04 per share;

          - 70,000,000 preferred shares of beneficial interest, without par value; and

          - 270,000,000 excess shares of beneficial interest, par value $0.04 per share.

Of the authorized 70,000,000 preferred shares, Vornado Realty Trust has designated:

          -    5,789,315 as $3.25 Series A Convertible Preferred Shares;

          -    3,400,000 as 8.5% Series B Cumulative Redeemable Preferred
               Shares;

          -    4,600,000 as 8.5% Series C Cumulative Redeemable Preferred
               Shares;

          -    3,500,000 as Series D-1 8.5% Cumulative Redeemable Preferred
               Shares;

          -    549,336 as 8.375% Series D-2 Cumulative Redeemable Preferred
               Shares;

          -    8,000,000 as Series D-3 8.25% Cumulative Redeemable Preferred
               Shares;

          -    5,000,000 as Series D-4 8.25% Cumulative Redeemable Preferred
               Shares;

          -    6,480,000 as Series D-5 8.25% Cumulative Redeemable Preferred
               Shares;

          -    1,000,000 as Series D-6 8.25% Cumulative Redeemable Preferred
               Shares;

          -    7,200,000 as Series D-7 8.25% Cumulative Redeemable Preferred
               Shares;

          - 360,000 as Series D-8 8.25% Cumulative Redeemable Preferred Shares; and

          -    1,800,000 as Series D-9 8.25% Cumulative Redeemable Preferred
               Shares.

As of November 30, 2002, the following shares were issued and outstanding:

          -    108,439,971 common shares;

          -    1,471,423 Series A preferred shares;

          -    3,400,000 Series B preferred shares; and

          -    4,600,000 Series C preferred shares.

          No Series D-1, Series D-2, Series D-3, Series D-4, Series D-5, Series D-6, Series D-7, Series D-8, or Series D-9 preferred shares were issued and outstanding as of November 30, 2002. Shares of each of these series may be issued in the future upon redemption of preferred units of limited partnership interest of the operating partnership of a corresponding series that were issued and outstanding as of November 30, 2002. No excess shares were issued and outstanding as of November 30, 2002.

DIVIDEND AND VOTING RIGHTS OF HOLDERS OF COMMON SHARES

          The holders of common shares are entitled to receive dividends when, if and as authorized by the Vornado board and declared by Vornado out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the transfer of shares of beneficial interest. However, if any preferred shares are at the time outstanding, Vornado may only pay dividends or other distributions on common shares or purchase common shares if full cumulative dividends have been paid on outstanding preferred shares and there is no arrearage in any mandatory sinking fund on outstanding preferred shares. The terms of the series of preferred shares that are now issued and outstanding do not provide for any mandatory sinking fund.

          The holders of common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. The holders of common shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of Vornado. If Vornado is dissolved, liquidated or wound up, holders of common shares are entitled to share proportionally in any assets remaining after the prior rights of creditors, including holders of the indebtedness of Vornado Realty Trust, and the aggregate liquidation preference of any preferred shares then outstanding are satisfied in full.

          The common shares have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights. All outstanding common shares are, and the common shares offered by this prospectus, upon issuance, will be, duly authorized, fully paid and non-assessable.

RESTRICTIONS ON OWNERSHIP OF COMMON SHARES

THE COMMON SHARES BENEFICIAL OWNERSHIP LIMIT

          For Vornado to maintain its qualification as a REIT under the Internal Revenue Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Internal Revenue Code defines "individuals" to include some entities for purposes of the preceding sentence. All references to a shareholder's ownership of common shares in this section "-- The common shares beneficial ownership limit" assume application of the applicable attribution rules of the Internal Revenue Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.

          The declaration of trust contains a number of provisions that restrict the ownership and transfer of shares. These provisions seek to safeguard Vornado against an inadvertent loss of its REIT status and to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than a specified percentage of the outstanding common shares. We call this percentage the "common shares beneficial ownership limit." The common shares beneficial ownership limit was initially set at 2.0% of the outstanding common shares. The Vornado board subsequently adopted a resolution increasing the common shares beneficial ownership limit from 2.0% to 6.7% of the outstanding common shares and has the authority to grant limited exemptions from the common shares beneficial ownership limit. The shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 may continue to do so and may acquire additional common shares through stock option and similar plans or from other shareholders who owned more than 6.7% of the common shares immediately after that merger. However, common shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of Vornado would be owned by five or fewer individuals. While the shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 are not generally permitted to acquire additional common shares from any other source, these shareholders may acquire additional common shares from any source if Vornado issues additional common shares, up to the percentage held by them immediately before Vornado issues the additional shares.

          Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common shares in excess of the common shares beneficial ownership limit. For instance, if two shareholders, each of whom owns 3.5% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 7.0% of the outstanding common shares, which is in excess of the common shares beneficial ownership limit. Similarly, if a shareholder who owns 4.9% of the outstanding common shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding common shares, then the shareholder would be deemed to own 7.3% of the outstanding common shares. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

THE CONSTRUCTIVE OWNERSHIP LIMIT

          Under the Internal Revenue Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Internal Revenue Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Internal Revenue Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Internal Revenue Code applicable for these purposes are different from those applicable with respect to the common shares beneficial ownership limit. All references to a shareholder's ownership of common shares in this section "-- The constructive ownership limit" assume application of the applicable attribution rules of the Internal Revenue Code.

          In order to ensure that rental income of Vornado will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that Vornado will not inadvertently lose its REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from owning more than 9.9% of the outstanding shares of any class. We refer to this 9.9% ownership limit as the "constructive ownership limit." The shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 generally are not subject to the constructive ownership limit. The declaration of trust also contains restrictions that are designed to ensure that the shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 will not, in the aggregate, own a large enough interest in a tenant or subtenant of the REIT to cause rental income received, directly or indirectly, by the REIT from that tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy. The restrictions described in the preceding sentence have an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold.

          Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Internal Revenue Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common shares beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common shares beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Internal Revenue Code in your particular circumstances.

ISSUANCE OF EXCESS SHARES IF THE OWNERSHIP LIMITS ARE VIOLATED

          The declaration of trust provides that a transfer of common shares that would otherwise result in ownership, under the applicable attribution rules of the Internal Revenue Code, of common shares in excess of the common shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado to be beneficially owned by fewer than 100 persons, will have no effect and the purported transferee will acquire no rights or economic interest in the common shares. In addition, the declaration of trust provides that common shares that would otherwise be owned, under the applicable attribution rules of the Internal Revenue Code, in excess of the common shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for excess shares. These excess shares will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

          If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, he or she may designate only a person whose ownership of the shares will not violate the common shares beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess shares will be automatically exchanged for common shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for transferring an interest in the trust with respect to the excess shares, an amount that reflects any appreciation in the common shares that were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The declaration of trust provides that Vornado, or its designee, may purchase any excess shares that have been automatically exchanged for common shares as a result of a purported transfer or other event. The price at which Vornado, or its designee, may purchase the excess shares will be equal to the lesser of:

          - in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares, or in the case of excess shares resulting from some other event, the market price of the common shares exchanged on the date of the automatic exchange for excess shares; and

          - the market price of the common shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

          The right of Vornado to buy the excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that the Vornado board determines in good faith that an exchange for excess shares has occurred.

OTHER PROVISIONS CONCERNING THE RESTRICTIONS ON OWNERSHIP

          The Vornado board may exempt persons from the common shares beneficial ownership limit or the constructive ownership limit, including the limitations applicable to holders who owned in excess of 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993, if evidence satisfactory to the Vornado board is presented showing that the exemption will not jeopardize the status of Vornado as a REIT under the Internal Revenue Code. No exemption to a person that is an individual for purposes of
Section 542(a)(2) of the Internal Revenue Code, however, may permit the individual to have beneficial ownership with respect to any class of shares in excess of 9.9% of the outstanding shares of the class. Before granting an exemption of this kind, the Vornado board may require a ruling from the IRS, an opinion of counsel satisfactory to it and representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

          The foregoing restrictions on transferability and ownership will not apply if the Vornado board determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

          All persons who own, directly or by virtue of the applicable attribution rules of the Internal Revenue Code, more than 2.0% of the outstanding common shares must give a written notice to Vornado containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to Vornado upon demand any information that Vornado may request, in good faith, to determine the status of Vornado as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Internal Revenue Code.

          The ownership restrictions described above may have the effect of precluding acquisition of control of Vornado unless the Vornado board determines that maintenance of REIT status is no longer in the best interests of Vornado.

                                 TRANSFER AGENT

          The transfer agent for common shares of Vornado is Wachovia Bank, N.A. located in Charlotte, North Carolina.

                        FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion summarizes the taxation of Vornado Realty Trust and the material Federal income tax consequences to holders of the common shares for your general information only. It is not tax advice. The tax treatment of a holder of common shares will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold common shares as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

          -    dealers in securities or currencies;

          - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

          -    banks;

          -    tax-exempt organizations;

          -    certain insurance companies;

          -    persons liable for the alternative minimum tax;

          - persons that hold securities that are a hedge, that are hedged against currency risks or that are part of a straddle or conversion transaction; and

          -    persons whose functional currency is not the U.S. dollar.

          This summary is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

          WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING AND SELLING COMMON SHARES, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND SELLING COMMON SHARES IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

                          TAXATION OF VORNADO AS A REIT

          In the opinion of Sullivan & Cromwell, commencing with its taxable year ended December 31, 1993, Vornado Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and Vornado Realty Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court.

          In providing its opinion, Sullivan & Cromwell is relying,

          - as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell by Vornado, Two Penn Plaza, REIT, Inc. and AmeriCold Corporation;

          - without independent investigation, as to certain factual matters upon the statements and representations contained in the certificate provided to Sullivan & Cromwell by Alexander's;

          - without independent investigation, upon the opinion of Shearman & Sterling concerning the qualification of Alexander's as a REIT for each taxable year commencing with its taxable year ending December 31, 1995; and

          - in providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling is relying, as to certain factual matters, upon representations received from Alexander's.

          Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current ownership interest in Alexander's, AmeriCold and Two Penn, by Alexander's, AmeriCold and Two Penn, of the requirements of the Internal Revenue Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, the actual results of Vornado's, Two Penn's, AmeriCold's or Alexander's operations for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell nor Shearman & Sterling will monitor the compliance of Vornado, Two Penn, AmeriCold or Alexander's with the requirements for REIT qualification on an ongoing basis.

          The sections of the Internal Revenue Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Internal Revenue Code.

          As a REIT, Vornado generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a regular corporation.

          However, Vornado will have to pay Federal income tax as follows:

          - First, Vornado will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

          - Second, under certain circumstances, Vornado may have to pay the alternative minimum tax on its items of tax preference.

          - Third, if Vornado has (a) net income from the sale or other disposition of "foreclosure property", as defined in the Internal Revenue Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

          - Fourth, if Vornado has net income from "prohibited transactions", as defined in the Internal Revenue Code, Vornado will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

          - Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under " -- Requirements for Qualification -- Income Tests", but has nonetheless maintained its qualification as a REIT because Vornado has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 90% of Vornado's gross income (95% for taxable years ending before January 1, 2001) over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

          - Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

          - Seventh, if during the 10-year period beginning on the first day of the first taxable year for which Vornado qualified as a REIT, Vornado recognizes gain on the disposition of any asset held by Vornado as of the beginning of that period, then, to the extent of the excess of (a) fair market value of that asset as of the beginning of that period over (b) Vornado's adjusted basis in that asset as of the beginning of that period, Vornado will have to pay tax on that gain at the highest regular corporate rate. We refer to the excess of fair market value over adjusted basis described in the preceding sentence as "built-in gain."

               Notwithstanding the taxation of built-in gain described in the preceding paragraph of this bullet point, Vornado will not have to pay tax on recognized built-in gain with respect to assets held as of the first day of the 10-year period beginning on the first day of the first taxable year for which Vornado qualified as a REIT, to the extent that the aggregate amount of that recognized built-in gain exceeds the net aggregate amount of Vornado's unrealized built-in gain as of the first day of that period.

          - Eighth, if Vornado acquires any asset from a C corporation in certain transactions in which Vornado must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Vornado, and Vornado recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Vornado acquired that asset, then Vornado will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

          - Ninth, for taxable years beginning after December 31, 2000 if Vornado receives non-arm's-length income from a taxable
               REIT subsidiary (as defined under " -- Requirements for Qualification -- Asset Tests"), or as a result of services provided by a taxable REIT subsidiary to tenants of Vornado, Vornado will be subject to a 100% tax on the amount of Vornado's non-arm's-length income.

REQUIREMENTS FOR QUALIFICATION

          The Internal Revenue Code defines a REIT as a corporation, trust or association

          -    which is managed by one or more trustees or directors;

          - the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

          - which would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

          - which is neither a financial institution nor an insurance company to which certain provisions of the Internal Revenue Code apply;

          -    the beneficial ownership of which is held by 100 or more persons;

          - during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities; and

          - which meets certain other tests, described below, regarding the nature of its income and assets.

          The Internal Revenue Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

          Vornado has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Vornado's declaration of trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest. These restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common shares are described in this prospectus under the heading "Description of Common Shares -- Restrictions on Ownership of Common Shares."

          Vornado owns a number of wholly owned corporate subsidiaries. Internal Revenue Code Section 856(i) provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a "qualified REIT subsidiary", as defined in the Internal Revenue Code, will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Vornado's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction, and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Vornado. Vornado believes that all of its wholly owned corporate subsidiaries are qualified REIT subsidiaries.

          If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the operating partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Vornado owns an interest either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from prohibited transactions. See the fourth bullet point on page 32 for a discussion of prohibited transactions.

INCOME TESTS.

          In order to maintain its qualification as a REIT, Vornado annually must satisfy three gross income requirements.

          - First, Vornado must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property", as defined in the Internal Revenue Code, or from certain types of temporary investments. Rents from real property generally include expenses of Vornado that are paid or reimbursed by tenants.

          - Second, at least 95% of Vornado's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of source.

          - Third, for its taxable years before 1998, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years, apart from involuntary conversions and sales of foreclosure property, was required to represent less than 30% of Vornado's gross income, including gross income from prohibited transactions, for each of these taxable years.

          Rents that Vornado receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

          - First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

          - Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that for tax years beginning after December 31, 2000, rents received from a taxable REIT subsidiary, under certain circumstances, qualify as rents from real property even if Vornado owns more than a 10% interest in the subsidiary. We refer to a tenant in which Vornado owns a 10% or greater interest as a "related party tenant."

          - Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

          - Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Vornado may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

          Vornado does not derive significant rents from related party tenants. Vornado also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

          Vornado directly performs services for some of its tenants. Vornado does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Vornado were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Vornado for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Vornado during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Vornado with respect to the property will not qualify as rents from real property, even if Vornado provides the impermissible services to some, but not all, of the tenants of the property.

          The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

          If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Internal Revenue Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

          - Vornado's failure to meet the income tests was due to reasonable cause and not due to willful neglect;

          - Vornado attaches a schedule of the sources of its income to its Federal income tax return; and

          - any incorrect information on the schedule was not due to fraud with intent to evade tax.

          Vornado might not be entitled to the benefit of these relief provisions, however. As discussed in the fifth bullet point on page 32, even if these relief provisions apply, Vornado would have to pay a tax on the excess income.

ASSET TESTS.

          Vornado, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets.

          - First, at least 75% of the value of Vornado's total assets must be represented by real estate assets, including (a) real estate assets held by Vornado's qualified REIT subsidiaries, Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest and stock issued by another REIT,
               (b) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

          - Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class.

          - Third, for taxable years beginning after December 31, 2000, not more than 20% of Vornado's total assets may constitute securities issued by taxable REIT subsidiaries and of the investments included in the 25% asset class, the value of any one issuer's securities, other than securities issued by another REIT or by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets. Moreover, Vornado may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or debt instruments that are considered straight debt under a safe harbor provision of the Internal Revenue Code. For these purposes, a taxable REIT subsidiary is any corporation in which Vornado owns an interest that joins with Vornado in making an election to be treated as a "taxable REIT subsidiary" and certain subsidiaries of a taxable REIT subsidiary, if the subsidiaries do not engage in certain activities.

          - Fourth, of the investments included in the 25% asset class, the value of any one issuer's securities, other than securities issued by another REIT, owned by Vornado may not exceed 5% of the value of Vornado's total assets and Vornado may not own more than 10% of any one issuer's outstanding voting securities.

          The test described in Fourth, above, and not that described in Third, above, will continue to apply for taxable years of Vornado that begin after December 31, 2000, only with respect to stock in any corporation owned by Vornado before July 12, 1999, so long as a taxable REIT subsidiary election is not made with respect to the corporation and the corporation does not acquire substantial new assets or engage in a substantial new line of business and certain other conditions are satisfied.

          Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the operating partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of the taxable years beginning with its taxable year ending December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. In providing its opinion, Shearman & Sterling is relying upon representations received from Alexander's.

          Since April of 1997, Vornado has also owned, through the operating partnership, more than 10% of the voting securities of Two Penn. Vornado's indirect ownership interest in Two Penn will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Two Penn qualifies as a REIT for its first taxable year and each subsequent taxable year. Vornado believes that Two Penn will also qualify as a REIT.

ANNUAL DISTRIBUTION REQUIREMENTS.

          Vornado, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 90% of Vornado's "real estate investment trust taxable income", computed without regard to the dividends paid deduction and Vornado's net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

          For taxable years beginning before January 1, 2001, the required amount of distributions described above and below was 95% of the amount of Vornado's income or gain, as the case may be.

          In addition, if Vornado disposes of any asset within 10 years of acquiring it, Vornado will be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

          These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration.

          To the extent that Vornado does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year, and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

          Vornado intends to satisfy the annual distribution requirements.

          From time to time, Vornado may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Vornado actually receives income and when it actually pays deductible qexpenses and (b) when Vornado includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

          Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY AS A REIT

          If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Vornado will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Vornado be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as ordinary income and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Internal Revenue Code. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Vornado might not be entitled to the statutory relief described in this paragraph in all circumstances.

                      TAXATION OF HOLDERS OF COMMON SHARES

U.S. SHAREHOLDERS

          As used in this section, the term "U.S. shareholder" means a holder of common shares who, for United States Federal income tax purposes, is

          -    a citizen or resident of the United States;

          -    a domestic corporation;

          - an estate whose income is subject to United States Federal income taxation regardless of its source; or

          - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

          As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. shareholders as ordinary income. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. shareholders that are corporations. Distributions made by Vornado that Vornado properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed Vornado's actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held his shares. Thus, with certain limitations, capital gain dividends received by an individual U.S. shareholder may be eligible for 20% or 25% capital gains rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

          To the extent that Vornado makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

          Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by Vornado and received by the shareholder on December 31 of that year, provided that Vornado actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

          U.S. shareholders holding shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, the amount that Vornado designates in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

          Distributions made by Vornado and gain arising from a U.S. shareholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.

          When a U.S. shareholder sells or otherwise disposes of shares, the shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one year. Capital gain of an individual U.S. shareholder is generally taxed at a maximum rate of 20% where the property is held for more than one year, and 18% where the property is held for more than 5 years. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of Vornado that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Vornado which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING.

          Vornado will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide Vornado with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

TAXATION OF TAX-EXEMPT SHAREHOLDERS.

          The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described in the next paragraph and has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as "debt financed property" within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

          Income from an investment in Vornado's shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

          Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which

          -    is described in Section 401(a) of the Internal Revenue Code;

          -    is tax exempt under Section 501(a) of the Internal Revenue
               Code; and

          - holds more than 10% (by value) of the equity interests in the REIT.

          Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

          -    it would not have qualified as a REIT but for the fact that
               Section 856(h)(3) of the Internal Revenue Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

          - either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

          The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a pension-held REIT.

          The rules described above under the heading "U.S. shareholders" concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

NON-U.S. SHAREHOLDERS

          The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to United States Federal income tax on a net income basis, which we call "non-U.S. shareholders", are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements.

ORDINARY DIVIDENDS.

          Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests, as discussed below, and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. shareholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (b) the non-U.S. shareholder files an IRS Form W-8 ECI or a successor form with Vornado or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business.

          Distributions to a non-U.S. shareholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

RETURN OF CAPITAL.

          Distributions in excess of Vornado's current and accumulated earnings and profits, which are not treated as attributable to the gain from Vornado's disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the non-U.S. shareholder's shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

CAPITAL GAIN DIVIDENDS.

          For any year in which Vornado qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these distributions are taxed to a non-U.S. shareholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. shareholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Vornado is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Vornado could designate as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made before the day Vornado actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Vornado must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.

SALES OF SHARES.

          Gain recognized by a non-U.S. shareholder upon a sale or exchange of common shares generally will not be taxed under the Foreign Investment in Real Property Tax Act if Vornado is a "domestically controlled REIT", defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of Vornado shares. However, gain to which this statute does not apply will be taxable to a non-U.S. shareholder if investment in the shares is treated as effectively connected with the non-U.S. shareholder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

          If Vornado were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. shareholder's sale of shares only if the selling non-U.S. shareholder owned more than 5% of the class of shares sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. shareholder owned the shares sold or the five-year period ending on the date when the shareholder disposed of the shares. If tax under this statute applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

FEDERAL ESTATE TAXES.

          Common shares held by a non-U.S. shareholder at the time of death will be included in the shareholder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING.

          If you are a non-U.S. shareholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

          -    dividend payments and

          - the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

as long as the income associated with these payments is otherwise exempt from United States federal income tax, and:

          - the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

                  - a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

                  - other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

          -    you otherwise establish an exemption.

          Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

          - the proceeds are transferred to an account maintained by you in the United States,

          - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

          - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

          In addition, a sale of common shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

          -    a United States person,

          -    a controlled foreign corporation for United States tax purposes,

          - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

          -    a foreign partnership, if at any time during its tax year:

                  - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

                  - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

          You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

                             OTHER TAX CONSEQUENCES

          State or local taxation may apply to Vornado and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

             DESCRIPTION OF THE UNITS AND THE OPERATING PARTNERSHIP

          The following description of the material terms of the units and some material provisions of the partnership agreement does not describe every aspect of the units or the partnership agreement and is only a summary of, and qualified in its entirety by reference to, applicable provisions of Delaware law and the partnership agreement. A copy of the partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information about how to obtain a copy of the partnership agreement. For a comparison of the voting rights and some other rights of unit holders in the operating partnership and shareholders of Vornado, see "Comparison of Ownership of Units and Common Shares."

THE OPERATING PARTNERSHIP'S OUTSTANDING CLASSES OF UNITS

          Holders of units, other than Vornado in its capacity as general partner, hold a limited partnership interest in the operating partnership. All holders of units, including Vornado in its capacity as general partner, are entitled to share in cash distributions from, and in the profits and losses of, the operating partnership.

          Holders of units have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The units are not registered under any federal or state

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securities laws, and they are not listed on any exchange or quoted on any national market system. The partnership agreement imposes restrictions on the transfer of units. See "--Restrictions on Transfers of Units by Limited Partners" below for further information about these restrictions.

          As of November 30, 2002, there were outstanding:

          -    1,471,423 series A preferred units;

          -    3,400,000 series B pass-through preferred units;

          -    4,600,000 series C pass-through preferred units;

          -    899,566 series B-1 convertible preferred units;

          -    449,783 series B-2 restricted convertible preferred units;

          -    747,912 series C-1 convertible preferred units;

          -    3,500,000 series D-1 preferred units;

          -    549,336 series D-2 preferred units;

          -    8,000,000 series D-3 preferred units;

          -    5,000,000 series D-4 preferred units;

          -    6,480,000 series D-5 preferred units;

          -    840,000 series D-6 preferred units;

          -    7,200,000 series D-7 preferred units;

          -    360,000 series D-8 preferred units;

          -    1,800,000 series D-9 preferred units;

          -    4,998,000 series E-1 convertible preferred units;

          -    400,000 series F-1 preferred units; and

          - 129,555,634 class A units, including 21,115,663 not held by Vornado.

DISTRIBUTIONS WITH RESPECT TO UNITS

          The partnership agreement provides for distributions, as determined in the manner provided in the partnership agreement, to Vornado and the limited partners in proportion to their percentage interests in the operating partnership, subject to the distribution preferences that are described in the next paragraph. As general partner of the operating partnership, Vornado has the exclusive right to declare and cause the operating partnership to make distributions as and when Vornado deems appropriate or desirable in its sole discretion. For so long as Vornado elects to qualify as a REIT, Vornado will make reasonable efforts, as determined by it in its sole discretion, to make distributions to partners in amounts such that Vornado will be able to pay shareholder dividends that will satisfy the requirements for qualification as a REIT and avoid any federal income or excise tax liability for Vornado.

          Distributions vary among the holders of different classes of units:

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          -         The series A preferred units entitle Vornado as their holder to a cumulative preferential distribution at an annual rate of $3.25 per series A preferred unit, which we refer to as the "series A preferred distribution preference." The series A preferred units correspond to the series A preferred shares of Vornado.

          - The series B pass-through preferred units entitle Vornado as their holder to a cumulative preferential distribution at an annual rate of $2.125 per unit, which we call the "series B pass-through preferred distribution preference." The series B pass-through preferred units correspond to the series B preferred shares of Vornado.

          - The series C pass-through preferred units entitle Vornado as their holder to a cumulative preferential distribution at an annual rate of $2.125 per unit, which we call the "series C pass-through preferred distribution preference." The series C pass-through preferred units correspond to the series C preferred shares of Vornado.

          - The series B-1 convertible preferred units entitle their holder to a preferential distribution at the annual rate of $2.50 per unit, and the series B-2 restricted preferred units entitle their holders to a preferential distribution at the annual rate of $4.00 per unit. We refer to these preferential distributions as the "series B-1 and B-2 preferred distribution preferences."

          - The series C-1 preferred units entitle their holder to a preferential distribution at the annual rate of $3.25 per unit, which we refer to as the "series C-1 preferred distribution preference."

          - The series D-1 preferred units entitle their holder to a preferential distribution at the annual rate of $2.125 per unit, which we refer to as the "series D-1 preferred distribution preference."

          - The series D-2 preferred units entitle their holder to a preferential distribution at the annual rate of $4.1875 per unit, which we refer to as the "series D-2 preferred distribution preference."

          - The series D-3 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the "series D-3 preferred distribution preference."

          - The series D-4 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the "series D-4 preferred distribution preference."

          - The series D-5 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the "series D-5 preferred distribution preference."

          - The series D-6 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the "series D-6 preferred distribution preference."

          - The series D-7 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the "series D-7 preferred distribution preference."

          - The series D-8 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the "series D-8 preferred distribution preference."

          - The series D-9 preferred units entitle their holder to a preferential distribution at the annual rate of $2.0625 per unit, which we refer to as the "series D-9 preferred distribution preference."

          - The series E-1 preferred units entitle their holder to a preferential distribution at the annual rate of (a) $3.00 per unit for distributions paid in respect of the period from the date of issuance through, but excluding, the first anniversary of that date, (b) $3.125 per unit for distributions paid in respect of the period from the first anniversary of the date of issuance through, but excluding, the second

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                    anniversary of that date, (c) $3.25 per unit for
                    distributions paid in respect of the period from the second anniversary of the date of issuance through, but excluding, the seventh anniversary of the date of issuance and (d) $3.375 per unit for distributions paid in respect of any period thereafter. We refer to this preferential distribution as the "series E-1 preferred distribution preference."

          - The series F-1 preferred units entitle their holder to a preferential distribution at the annual rate of $2.25 per unit, which we call the "series F-1 preferred distribution preference."

          We sometimes refer to the series A preferred distribution preference, the series B pass-through preferred distribution preference, the series C pass-through preferred distribution preference, the series B-1 and B-2 preferred distribution preferences, the series C-1 preferred distribution preference, the series D-1 preferred distribution preference, the series D-2 preferred distribution preference, the series D-3 preferred distribution preference, the series D-4 preferred distribution preference, the series D-5 preferred distribution preference, the series D-6 preferred distribution preference, the series D-7 preferred distribution preference, the series D-8 preferred distribution preference, the series D-9 preferred distribution preference, the series E-1 preferred distribution preference and the series F-1 preferred distribution preference as the "preferred distribution preferences."

          The value of each common unit, regardless of its class, equates to one common share of Vornado. Preferred units do not have a value equating to one common share, but have the liquidation preferences and conversion prices for conversion into class A units or terms for redemption for cash or corresponding preferred shares that are established in the partnership agreement.

          The partnership agreement provides that the operating partnership will make distributions when, as and if declared by Vornado in the order of preference provided for in the partnership agreement. The order of preference in the partnership agreement provides that distributions will be paid first to Vornado as necessary to enable Vornado to pay REIT expenses. The partnership agreement defines "REIT expenses" to mean:

          - costs and expenses relating to the continuity of existence of Vornado and any entity in which Vornado owns an equity interest;

          - costs and expenses relating to any offer or registration of securities by Vornado;

          - costs and expenses associated with preparing and filing periodic reports of Vornado under federal, state and local laws, including SEC filings;

          - costs and expenses associated with Vornado's compliance with laws, rules and regulations applicable to it; and

          - all other operating or administrative expenses incurred by Vornado in the ordinary course of its business.

          After the operating partnership pays Vornado distributions as necessary to enable Vornado to pay REIT expenses, distributions will be paid:

          - first, to holders of any class of preferred units ranking senior, as to distributions or redemption or voting rights, to class A units; and

          -    second, to holders of class A units.

RANKING OF UNITS

          The series A preferred units, series B pass-through preferred units, series C pass-through preferred units, series D-1 preferred units, series D-2 preferred units, series D-3 preferred units, series D-4 preferred units, series D-5 preferred units, series D-6 preferred units, series D-7 preferred units, series D-8 preferred units, series D-9 preferred units, series E-1 convertible preferred units and series F-1 preferred units rank senior to the class A units with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership. The series A preferred units, series B pass-through preferred units, series C pass-through preferred units, series B-1 convertible preferred units, series B-2 restricted preferred units, series C-1 preferred units, series D-1 preferred units, series D-2 preferred units, series D-3 preferred units, series D-4 preferred units, series D-5 preferred units, series D-6 preferred units, series D-7 preferred units, series D-8 preferred units, series D-9 preferred units, series E-1 preferred units and any other units designated as "parity units" all rank on a parity with each other, in each case with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership, without preference or priority of one over the other.

The series of preferred units have the following liquidation preferences:

          - $50.00 per series A preferred unit, series B-1 convertible preferred unit, series B-2 restricted preferred unit, series C-1 preferred unit, series D-2 preferred unit, and series E-1 convertible preferred unit;

          - $25.00 per series B pass-through preferred unit, series C pass-through preferred unit, series D-3 preferred unit, series D-4 preferred unit, series D-5 preferred unit and series F-1 preferred unit; and

          - an amount per series D-1 preferred unit, series D-6 preferred unit, series D-7 preferred unit, Series D-8 preferred unit and series D-9 preferred unit equal to the capital account of the unit. The capital account of the series D-1 preferred units, series D-6 preferred units, series D-7 preferred units, series D-8 preferred units and series D-9 preferred units is equal to an original capital contribution of $25.00 per unit, adjusted from time to time to reflect the operating partnership's income, gains, losses and deductions that are allocated to the units and actual or deemed distributions to, or capital contributions by, the holders of the units.

          From time to time as determined by Vornado, in its discretion, the operating partnership may create additional series of preference units or classes of other units senior to or on parity with the class A units with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the partnership.

REDEMPTION OR CONVERSION OF UNITS

          The holders of class A units, other than Vornado or any subsidiary of Vornado, have the right to redeem their units for cash or, at Vornado's option, common shares. See "Redemption of Units" above for further information about this right.

          The series A preferred units became redeemable at Vornado's option for class A units on April 1, 2001, and are convertible at Vornado's option into class A units at any time, provided that an equivalent number of series A preferred shares are concurrently converted into common shares by their holders. The number of class A units into which the series A preferred units are redeemable or convertible is equal to the aggregate liquidation preference of the series A preferred units being redeemed or converted divided by their conversion price. The conversion price of the series A preferred units is now $36.10 and may be adjusted from time to time to take account of stock dividends and other transactions.

          The series B pass-through preferred units are redeemable at Vornado's option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series B pass-through preferred units at any time beginning on March 17, 2004, provided that an equivalent number of series B preferred shares are concurrently redeemed by Vornado.

          The series C pass-through preferred units are redeemable at Vornado's option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series C pass-through preferred units at any time beginning on May 17, 2004, provided that an equivalent number of series C preferred shares are concurrently redeemed by Vornado.

          The series B-1 convertible preferred units are redeemable at any time beginning on January 1, 2008 at Vornado's option for a number of class A units equal to the aggregate liquidation preference of the series B-1

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convertible preferred units of $50.00 per unit divided by the conversion price of the series B-1 convertible preferred units of $54.7050. The series B-2 restricted preferred units are redeemable at any time beginning on January 1, 2008 at Vornado's option for cash of $50 per unit. The series B-1 convertible preferred units and series B-2 restricted preferred units are convertible at any time at the option of their holders in groups of two series B-1 convertible preferred units and one series B-2 restricted preferred unit into a number of class A units equal to the aggregate series B-1 and B-2 preferred liquidation preferences of the units being converted divided by the conversion price of $54.7050.

          The series C-1 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on November 24, 2003 for 1.1431 class A units per series C-1 preferred unit, subject to anti-dilution adjustments. Holders of series C-1 preferred units have the right to convert all or a portion of their series C-1 preferred units at any time into class A units at the same rate.

          The series D-1 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on November 12, 2003 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-1 preferred units being redeemed. At any time beginning on November 12, 2008, or earlier upon the occurrence of specified events, holders of series D-1 preferred units will have the right to have their series D-1 preferred units redeemed by the operating partnership for either:

          - cash equal to $25.00 for each series D-1 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-1 preferred units being redeemed; or

          - at Vornado's option, one series D-1 8.5% cumulative redeemable preferred share of beneficial interest, no par value, of Vornado for each series D-1 preferred unit redeemed.

          The series D-2 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on May 27, 2004 for cash equal to $50.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-2 units being redeemed. At any time beginning on May 27, 2009, or earlier upon the occurrence of specified events, holders of series D-2 preferred units will have the right to have their series D-2 preferred units redeemed by the operating partnership for either:

          - cash equal to $50.00 for each series D-2 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-2 preferred units being redeemed; or

          - at Vornado's option, one series D-2 preferred share of Vornado for each series D-2 preferred unit redeemed.

          The series D-3 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on September 3, 2004 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-3 units being redeemed. At any time beginning on September 3, 2009, or earlier upon the occurrence of specified events, holders of series D-3 preferred units will have the right to have their series D-3 preferred units redeemed by the operating partnership for either:

          - cash equal to $25.00 for each series D-3 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-3 preferred units being redeemed; or

          - at Vornado's option, one series D-3 preferred share of Vornado for each series D-3 preferred unit redeemed.

          The series D-4 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on September 3, 2004 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-4 units being redeemed. At any time beginning on September 3, 2009, or earlier upon the occurrence of specified events, holders of series D-4 preferred units will have the right to have their series D-4 preferred units redeemed by the operating partnership for either:

          - cash equal to $25.00 for each series D-4 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-4 preferred units being redeemed; or

          - at Vornado's option, one series D-4 preferred share of Vornado for each series D-4 preferred unit redeemed.

          The series D-5 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on November 24, 2004 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-5 units being redeemed. At any time beginning on November 24, 2009, or earlier upon the occurrence of specified events, holders of series D-5 preferred units will have the right to have their series D-5 preferred units redeemed by the operating partnership for either:

          - cash equal to $25.00 for each series D-5 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-5 preferred units being redeemed; or

          - at Vornado's option, one series D-5 preferred share of Vornado for each series D-5 preferred unit redeemed.

          The series D-6 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on May 1, 2005 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-6 units being redeemed. At any time beginning on May 1, 2010, or earlier upon the occurrence of specified events, holders of series D-6 preferred units will have the right to have their series D-6 preferred units redeemed by the operating partnership for either:

          - cash equal to $25.00 for each series D-6 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-6 preferred units being redeemed; or

          - at Vornado's option, one series D-6 preferred share of Vornado for each series D-6 preferred unit redeemed.

          The series D-7 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on May 25, 2005 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-7 units being redeemed. At any time beginning on May 25, 2010, or earlier upon the occurrence of specified events, holders of series D-7 preferred units will have the right to have their series D-7 preferred units redeemed by the operating partnership for either:

          - cash equal to $25.00 for each series D-7 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-7 preferred units being redeemed; or

          - at Vornado's option, one series D-7 preferred share of Vornado for each series D-7 preferred unit redeemed.

          The series D-8 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on May 1, 2005 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-8 units being redeemed. At any time beginning on May 1, 2010, or earlier upon the occurrence of specified events, holders of series D-8 preferred units will have the right to have their series D-8 preferred units redeemed by the operating partnership for either:

          - cash equal to $25.00 for each series D-8 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-8 preferred units being redeemed; or

          - at Vornado's option, one series D-8 preferred share of Vornado for each series D-8 preferred unit redeemed.

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          The series D-9 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on September 21, 2006 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-9 units being redeemed. At any time beginning on September 21, 2011, or earlier upon the occurrence of specified events, holders of series D-9 preferred units will have the right to have their series D-9 preferred units redeemed by the operating partnership for either:

          - cash equal to $25.00 for each series D-9 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-9 preferred units being redeemed; or

          - at Vornado's option, one series D-9 preferred share of Vornado for each series D-9 preferred unit redeemed.

          The series E-1 convertible preferred units are redeemable at any time beginning on March 3, 2004 at Vornado's option for cash equal to $50.00 for each series E-1 convertible preferred unit and any accumulated and unpaid distributions owing in respect of the series E-1 convertible preferred units being redeemed. Since May 1, 2000, holders of series E-1 convertible preferred units have had the right to have their series E-1 convertible preferred units redeemed by the operating partnership for either:

          - a number of class A units equal to the aggregate liquidation preferences of the series E-1 convertible preferred units being converted divided by the conversion price of $44.00, subject to customary antidilution adjustments; or

          - at the holder's option, cash equal to that same number of class A units multiplied by the value on the redemption date of one common share.

          However, if a holder of series E-1 convertible preferred units elects to have its series E-1 convertible preferred units redeemed by the operating partnership for cash as described above, we, in our sole and absolute discretion, may elect to satisfy this redemption right by delivering to such holder the same number of common shares as class A units required to be delivered by the operating partnership or the same amount of cash as required to be delivered by the operating partnership.

          The operating partnership may redeem the series F-1 units on the first business day in January 2012 for class A units in an amount equal to the quotient of (a) the sum of the aggregate liquidation preference of the series F-1 units being redeemed and all accrued and unpaid distributions, divided by
(b) the product of the value of a common share of Vornado and the applicable conversion factor, which is currently one. The holder of series F-1 preferred units has the right to have the units redeemed for either cash in an amount equal to the sum of the aggregate liquidation preference of the series F-1 units being redeemed plus any accumulated and unpaid distributions or, at Vornado's option subject to certain limitations, common shares in an amount equal to the amount of class A units described in the preceding sentence.

FORMATION OF THE OPERATING PARTNERSHIP

          The operating partnership was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act on October 2, 1996. Vornado is the sole general partner of, and owned approximately 79% of the common limited partnership interest in, the operating partnership at December 9, 2002.

PURPOSES, BUSINESS AND MANAGEMENT OF THE OPERATING PARTNERSHIP

          The purpose of the operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, except that the partnership agreement requires the business of the operating partnership to be conducted in a manner that will permit Vornado to be classified as a REIT under
Section 856 of the Internal Revenue Code, unless Vornado ceases to qualify as a REIT for any reason. In furtherance of its business, the operating partnership may enter into partnerships, joint ventures, limited liability companies or similar arrangements and may own interests in any other entity engaged, directly or indirectly, in any of the foregoing.

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          Vornado, as the general partner of the operating partnership, has the exclusive power and authority to conduct the business of the operating partnership, except that the consent of the limited partners is required in some limited circumstances discussed under "--Meetings and Voting" below. No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of units.

          In particular, the limited partners expressly acknowledge in the partnership agreement that the general partner is acting on behalf of the operating partnership and Vornado's shareholders collectively, and is under no obligation to consider the tax consequences to, or other separate interests of, limited partners when making decisions on behalf of the operating partnership. Except as required by lockup agreements, Vornado intends to make decisions in its capacity as general partner of the operating partnership taking into account the interests of Vornado and the operating partnership as a whole, independent of the tax effects on the limited partners. See "--Borrowing by the Operating Partnership" below for a discussion of lockup agreements. Vornado and its trustees and officers will have no liability to the operating partnership or to any partner or assignee for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if Vornado acted in good faith.

ABILITY OF VORNADO TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST

          Vornado generally may not conduct any business other than through the operating partnership without the consent of the holders of a majority of the common limited partnership interests, excluding the limited partnership interests held by Vornado. Other persons including officers, trustees, employees, agents and other affiliates of Vornado are not prohibited under the partnership agreement from engaging in other business activities and are not required to present any business opportunities to the operating partnership. In addition, the partnership agreement does not prevent another person or entity that acquires control of Vornado in the future from conducting other businesses or owning other assets, even though those businesses or assets may be ones that it would be in the best interests of the limited partners for the operating partnership to own.

BORROWING BY THE OPERATING PARTNERSHIP

          Vornado is authorized to cause the operating partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the operating partnership. The operating partnership's debt may be secured by mortgages, deeds of trust, liens or encumbrances on the operating partnership's properties. Vornado also may cause the operating partnership to borrow money to enable the operating partnership to make distributions, including distributions in an amount sufficient to permit Vornado to avoid the payment of any federal income tax.

          From time to time in connection with acquisitions of properties or other assets in exchange for limited partner interests in the operating partnership, Vornado and the operating partnership have entered into contractual arrangements that impose restrictions on the operating partnership's ability to sell, finance, refinance and, in some instances, pay down existing financing on certain of the operating partnership's properties or other assets. These arrangements are sometimes referred to as "lockup agreements" and include, for example, arrangements in which the operating partnership agrees that it will not sell the property or other assets in question for a period of years unless the operating partnership also pays the contributing partner a portion of the federal income tax liability that will accrue to that partner as a result of the sale. Arrangements of this kind may significantly reduce the operating partnership's ability to sell, finance or repay indebtedness secured by the subject properties or assets. Vornado expects to cause the operating partnership to continue entering into transactions of this type in the future and may do so without obtaining the consent of any partners in the operating partnership.

REIMBURSEMENT OF VORNADO; TRANSACTIONS WITH VORNADO AND ITS AFFILIATES

          Vornado does not receive any compensation for its services as general partner of the operating partnership. Vornado, however, as a partner in the operating partnership, has the same right to allocations and distributions with respect to the units it holds as other partners in the operating partnership holding the same classes of units. In addition, the operating partnership reimburses Vornado for all expenses it incurs relating to the ongoing operation of Vornado and any offering of additional partnership interests in the operating partnership, securities of Vornado or rights, options, warrants or convertible or exchangeable securities, including expenses in connection with this

                                       52
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registration of common shares for issuance in exchange for units if Vornado assumes the obligation to redeem units and elects to redeem them for common shares instead of cash when a limited partner in the operating partnership exercises the right to redeem units. See "Redemption of Units" above for further information about the right to redeem units.

          Except as expressly permitted by the partnership agreement, the operating partnership will not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any partner in the operating partnership or any affiliate of the operating partnership or Vornado that is not also a subsidiary of the operating partnership, except in a transaction that has been approved by a majority of the disinterested trustees of Vornado, taking into account the fiduciary duties of Vornado to the limited partners of the operating partnership.

LIABILITY OF VORNADO AND LIMITED PARTNERS

          Vornado, as general partner of the operating partnership, is liable for all general recourse obligations of the operating partnership to the extent not paid by the operating partnership. Vornado is not liable for the nonrecourse obligations of the operating partnership.

          The limited partners in the operating partnership are not required to make additional contributions to the operating partnership. Assuming that a limited partner does not take part in the control of the business of the operating partnership and otherwise complies with the provisions of the partnership agreement, the liability of a limited partner for obligations of the operating partnership under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act will be limited, with some exceptions, generally to the loss of the limited partner's investment in the operating partnership represented by his or her units. Under the Delaware Revised Uniform Limited Partnership Act, a limited partner may not receive a distribution from the operating partnership if, at the time of the distribution and after giving effect to the distribution, the liabilities of the operating partnership, other than liabilities to parties on account of their interests in the operating partnership and liabilities for which recourse is limited to specified property of the operating partnership, exceed the fair value of the operating partnership's assets, other than the fair value of any property subject to nonrecourse liabilities of the operating partnership, but only to the extent of such liabilities. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner who receives a distribution knowing at the time that it violates the foregoing prohibition is liable to the operating partnership for the amount of the distribution. Unless otherwise agreed, a limited partner in the circumstances described in the preceding sentence will not be liable for the return of the distribution after the expiration of three years from the date of the distribution.

          The operating partnership has qualified to conduct business in the State of New York and may qualify in certain other jurisdictions. Maintenance of limited liability status may require compliance with legal requirements of those jurisdictions and some other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not been clearly established in many jurisdictions. Accordingly, if it were determined that the right, or exercise of the right by the limited partners, to make some amendments to the partnership agreement or to take other action under the partnership agreement constituted "control" of the operating partnership's business for the purposes of the statutes of any relevant jurisdiction, the limited partners might be held personally liable for the operating partnership's obligations.

EXCULPATION AND INDEMNIFICATION OF VORNADO

          The partnership agreement generally provides that Vornado, as general partner of the operating partnership, will incur no liability to the operating partnership or any limited partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission, if Vornado acted in good faith. In addition, Vornado is not responsible for any misconduct or negligence on the part of its agents, provided Vornado appointed those agents in good faith. Vornado may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of those persons, as to matters that Vornado reasonably believes to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with the opinion of those persons.

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          The partnership agreement also provides for indemnification of
Vornado, the trustees and officers of Vornado and any other persons that Vornado may from time to time designate against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts incurred by an indemnified person in connection with any proceeding and related to the operating partnership or Vornado, the formation and operations of the operating partnership or Vornado or the ownership of property by the operating partnership or Vornado, unless it is established by a final determination of a court of competent jurisdiction that:

          - the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

          - the indemnified person actually received an improper personal benefit in money, property or services; or

          - in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

SALES OF ASSETS

          Under the partnership agreement, Vornado generally has the exclusive authority to determine whether, when and on what terms assets of the operating partnership will be sold, as long as any sale of a property covered by a lockup agreement complies with those provisions. The partnership agreement prohibits Vornado from engaging in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of the terms of any outstanding common shares unless, in connection with the transaction, all limited partners other than Vornado and entities controlled by Vornado will have the right to elect to receive, or will receive, for each unit an amount of cash, securities or other property equal to the conversion factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to that unit in consideration of one share of that kind. We refer to transactions described in the preceding sentence as "termination transactions." The conversion factor is initially 1.0, but will be adjusted as necessary to prevent dilution or inflation of the interests of limited partners that would result if Vornado were to pay a dividend on its outstanding shares of beneficial interest in shares of beneficial interest, subdivide its outstanding shares of beneficial interest or combine its outstanding shares of beneficial interest into a smaller number of shares, in each case without a corresponding issuance to, or redemption or exchange of interests held by, limited partners in the operating partnership.

          See "--Borrowing by the Operating Partnership" above for information about lockup agreements which limit our ability to sell some of our properties.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF VORNADO'S INTERESTS

          The partnership agreement provides that the limited partners may not remove Vornado as general partner of the operating partnership with or without cause. The partnership agreement also generally prohibits Vornado from withdrawing as general partner of the operating partnership or transferring any of its interests in the operating partnership to any other person, except in each case, in connection with a termination transaction. In addition, the partnership agreement prohibits Vornado from engaging in any termination transaction unless all limited partners other than Vornado and entities controlled by Vornado will have the right in the termination transaction to elect to receive, or will receive, for each unit an amount of cash, securities or other property equal to the conversion factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to that unit in consideration of one share of Vornado. The lock-up provisions and the gross-up provisions do not apply to a sale or other transfer by Vornado of its interests as a partner in the operating partnership, but they would apply to transfers of assets of the operating partnership undertaken during the period when the lock-up agreements are in effect as part of any sale or other transfer by Vornado of its interests as a partner in the operating partnership. See "--Borrowing by the Operating Partnership" for a description of the restrictions on transfers of assets under the lock-up agreements.

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          The partnership agreement does not prevent a transaction in which another entity acquires control or all of the shares of Vornado nor does it prevent any holder of interests in Vornado from owning assets or conducting businesses outside of the operating partnership.

RESTRICTIONS ON TRANSFERS OF UNITS BY LIMITED PARTNERS

          A limited partner, other than Vornado, some members of the Mendik group and FW/Mendik REIT, is permitted to transfer all or any portion of his or her units without restriction, provided that the limited partner obtains Vornado's prior written consent, which Vornado may withhold only if (a) it determines in its sole discretion exercised in good faith that the transfer would cause the operating partnership or any or all of the partners other than the partner seeking to make the transfer to incur tax liability and (b) if it determines that any of the circumstances referred to in the next paragraph exist. In addition, limited partners other than Vornado or any subsidiary of Vornado are permitted to dispose of their units by exercising their right to redeem units as described under "Redemption of Units" above.

          Vornado may withhold its consent to any proposed transfer (including any sale, assignment, gift, pledge, encumbrance or other disposition by law or otherwise, and including any redemption pursuant to the redemption rights described under "-- Redemption or Conversion of Units" above) for a variety of reasons set forth in Article XI of the partnership agreement. These reasons include, without limitation, a determination by Vornado, in its sole and absolute discretion, that the transfer in question would (i) cause a termination of the operating partnership for tax purposes, (ii) cause the operating partnership to become a "party-in-interest" or a "disqualified person" with respect to any employee benefit plan subject to ERISA, (iii) cause the operating partnership to become a publicly-traded partnership (as defined in Section 469(k)(2) or Section 7704 of the Internal Revenue Code), (iv) cause the operating partnership to become subject to regulation under the Investment Company Act of 1940 or ERISA, (v) adversely affect the ability of Vornado to continue to qualify as a REIT or (vi) subject Vornado or the operating partnership to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code. In addition, no partner of the operating partnership may pledge or transfer any of its units to a lender to the operating partnership or any person who is related (within the meaning of Section 1.752-4(b) of the Treasury regulations) to any lender to the operating partnership whose loan constitutes a nonrecourse liability without the consent of Vornado, in its sole and absolute discretion, and without entering into an agreement with Vornado as described in the partnership agreement.

          Transfers of operating partnership units (other than "private transfers" as defined in the regulations under the Internal Revenue Code) are limited in any one taxable year of the operating partnership to 2% of the interests in capital or profits not held by Vornado or certain of its affiliates, and Vornado has the right and currently intends to refuse to permit any attempted transfer of operating partnership units by a holder of such units that, when aggregated with prior redemptions and transfers by other holders of operating partnership units, would exceed this limit. In addition, redemptions of operating partnership units by the operating partnership pursuant to the redemption right of such units and transfers of operating partnership units to Vornado as a result of the assumption and performance by Vornado of the operating partnership's obligation with respect to the redemption right of units, together with other transfers and redemptions (other than certain of the redemptions or transfers qualifying as "private transfers" under the regulations under Section 7704 of the Internal Revenue Code), are limited in any one taxable year to 10% of the interests in capital or profits not held by Vornado or certain of its affiliates, and Vornado has the right and currently intends to refuse to permit certain redemptions and other transfers of operating partnership units that, when aggregated with prior redemptions and transfers, would exceed this limit.

          Any permitted transferee of units may become a substituted limited partner only with the consent of Vornado, and Vornado may withhold its consent in its sole and absolute discretion. If Vornado does not consent to the admission of a transferee of units as a substituted limited partner, then the transferee will succeed to the economic rights and benefits attributable to the units, including the right to redeem units, but will not become a limited partner or possess any other rights of limited partners, including the right to vote.

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NO WITHDRAWAL BY LIMITED PARTNERS

          No limited partner has the right to withdraw from or reduce his or her capital contribution to the operating partnership, except as a result of the redemption, exchange or transfer of units under the terms of the partnership agreement.

ISSUANCE OF LIMITED PARTNERSHIP INTERESTS

          Vornado is authorized, without the consent of the limited partners, to cause the operating partnership to issue limited partnership interests to Vornado, to the limited partners and to other persons for the consideration and upon the terms and conditions that Vornado deems appropriate. The operating partnership also may issue partnership interests in different series or classes. Units may be issued to Vornado only if Vornado issues shares of beneficial interest and contributes to the operating partnership the proceeds received by Vornado from the issuance of the shares. Consideration for partnership interests may be cash or any property or other assets permitted by the Delaware Revised Uniform Limited Partnership Act. Except to the extent expressly granted by Vornado on behalf of the partnership pursuant to another agreement, no limited partner has preemptive, preferential or similar rights with respect to capital contributions to the operating partnership or the issuance or sale of any partnership interests.

MEETINGS AND VOTING

          Meetings of the limited partners may be proposed and called only by Vornado. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing stating the action so taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters in which limited partners are entitled to vote, each limited partner, including Vornado to the extent it holds units, will have a vote equal to the number of common units he or she holds. At this time, there is no voting preference among the classes of common units. The preferred units have no voting rights, except as required by law or the terms of a particular series of preferred units. A transferee of units who has not been admitted as a substituted limited partner with respect to his or her transferred units will have no voting rights with respect to those units, even if the transferee holds other units as to which he or she has been admitted as a limited partner, and units owned by the transferee will be deemed to be voted on any matter in the same proportion as all other interests held by limited partners are voted. The partnership agreement does not provide for annual meetings of the limited partners, and Vornado does not anticipate calling such meetings.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

          Amendments to the partnership agreement may be proposed only by Vornado. Vornado generally has the power, without the consent of any limited partners, to amend the partnership agreement as may be required to reflect any changes to the agreement that Vornado deems necessary or appropriate in its sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by the special voting provisions described below. Limitations on Vornado's power to amend the partnership agreement are described below.

          The partnership agreement provides that it generally may not be amended with respect to any partner adversely affected by the amendment without the consent of that partner if the amendment would:

          - convert a limited partner's interest into a general partner's interest;

          -    modify the limited liability of a limited partner;

          - amend Section 7.11.A, which prohibits Vornado from taking any action in contravention of an express prohibition or limitation in the partnership agreement without the written consent of all partners adversely affected by the action or any lower percentage of the limited partnership interests that may

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

               be specifically provided for in the partnership agreement or under the Delaware Revised Uniform Limited Partnership Act;

          - amend Article V, which governs distributions, Article VI, which governs allocations of income and loss for capital account purposes, or Section 13.2.A(3), which provides for distributions, after payment of partnership debts, among partners according to their capital accounts upon a winding up of the operating partnership;

          -    amend Section 8.6, which provides redemption rights; or

          -    amend the provision being described in this paragraph.

          In addition, except with the consent of a majority of the common limited partners, excluding Vornado and entities controlled by Vornado, Vornado may not amend:

          - Section 4.2.A, which authorizes issuance of additional limited partnership interests;

          - Section 5.1.C, which requires that if Vornado is not a REIT or a publicly traded entity it must for each taxable year make cash distributions equal to at least 95% of the operating partnership's taxable income;

          - Section 7.5, which prohibits Vornado from conducting any business other than in connection with the ownership of interests in the operating partnership except with the consent of a majority of the common limited partners, excluding Vornado and any entity controlled by Vornado;

          - Section 7.6, which limits the operating partnership's ability to enter transactions with affiliates;

          - Section 7.8, which establishes limits on Vornado's liabilities to the operating partnership and the limited partners;

          - Section 11.2, which limits Vornado's ability to transfer its interests in the operating partnership;

          - Section 13.1, which describes the manner and circumstances in which the operating partnership will be dissolved;

          - Section 14.1.C, which establishes the limitations on amendments being described in this paragraph; or

          - Section 14.2, which establishes the rules governing meetings of partners.

          In addition, any amendment that would affect those lockup agreements that are part of the partnership agreement requires the consent of 75% of the limited partners benefited by those lockup agreements, with some exceptions. See "--Borrowing by the Operating Partnership" above for information about the lockup agreements.

BOOKS AND REPORTS

          Vornado is required to keep the operating partnership's books and records at the principal office of the operating partnership. The books of the operating partnership are required to be maintained for financial and tax reporting purposes on an accrual basis in accordance with generally accepted accounting principles, which we refer to as "GAAP." The limited partners have the right, with some limitations, to receive copies of the most recent annual and quarterly reports filed with the SEC by Vornado, the operating partnership's federal, state and local income tax returns, a list of limited partners, the partnership agreement and the partnership certificate and all amendments to the partnership certificate. Vornado may keep confidential from the limited partners any information that Vornado believes to be in the nature of trade secrets or other information whose disclosure Vornado in good faith believes is not in the best interests of the operating partnership or which the operating partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

          Vornado will furnish to each limited partner, no later than the date on which Vornado mails its annual report to its shareholders, an annual report containing financial statements of the operating partnership, or of Vornado, if Vornado prepares consolidated financial statements including the operating partnership, for each fiscal year, presented in accordance with GAAP. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by Vornado. In addition, if and to the extent that Vornado mails quarterly reports to its shareholders, Vornado will furnish to each limited partner, no later than the date on which Vornado mails the quarterly reports to its shareholders, a report containing unaudited financial statements of the operating partnership, or of Vornado, if the reports are prepared on a consolidated basis, as of the last day of the quarter and any other information that may be required by applicable law or regulation or that Vornado deems appropriate.

          The operating partnership is presently subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the SEC. Such reports and other information are also available from the Public Reference Rooms of the SEC at prescribed rates and from the SEC's web site on the World Wide Web (http://www.sec.gov).

          Vornado will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

POWER OF ATTORNEY

          Under the terms of the partnership agreement, each limited partner and each assignee appoints Vornado, any liquidator, and the authorized officers and attorneys-in-fact of each, as the limited partner's or assignee's attorney-in-fact to do the following:

          - to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments including, among other things, the partnership agreement and the certificate of limited partnership and all amendments or restatements of the certificate of limited partnership that Vornado or any liquidator deems appropriate or necessary to form, qualify or maintain the existence of the operating partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the operating partnership may conduct business or own property, (b) all instruments that Vornado or any liquidator deems appropriate or necessary to reflect any amendment or restatement of the partnership agreement in accordance with its terms, (c) all conveyances and other instruments that Vornado or any liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the operating partnership under the terms of the partnership agreement, (d) all instruments relating to the admission, withdrawal, removal or substitution of any partner, any transfer of units or the capital contribution of any partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of partnership interests; and

          - to execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of Vornado or any liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the partners under the partnership agreement or is consistent with the terms of the partnership agreement or appropriate or necessary, in the sole discretion of Vornado or any liquidator, to effectuate the terms or intent of the partnership agreement.

          The partnership agreement provides that this power of attorney is irrevocable, will survive the subsequent incapacity of any limited partner and the transfer of all or any portion of the limited partner's or assignee's units and will extend to the limited partner's or assignee's heirs, successors, assigns and personal representatives.

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DISSOLUTION, WINDING UP AND TERMINATION

          The operating partnership will continue until December 31, 2095, as this date may be extended by Vornado in its sole discretion, unless sooner dissolved and terminated. The operating partnership will be dissolved before the expiration of its term, and its affairs wound up upon the occurrence of the earliest of:

          - the withdrawal of Vornado as general partner without the permitted transfer of Vornado's interest to a successor general partner, except in some limited circumstances;

          - the sale of all or substantially all of the operating partnership's assets and properties, subject to the lock-up agreements during the period when the lock-up agreements are in effect;

          - the entry of a decree of judicial dissolution of the operating partnership under the provisions of the Delaware Revised Uniform Limited Partnership Act;

          - the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent, except that, in either of these cases, in some circumstances the limited partners other than Vornado may vote to continue the operating partnership and substitute a new general partner in place of Vornado; or

          - after December 31, 2046, on election by Vornado, in its sole and absolute discretion.

Upon dissolution, Vornado, as general partner, or any liquidator will proceed to liquidate the assets of the operating partnership and apply the proceeds from the liquidation in the order of priority provided in the partnership agreement.

               COMPARISON OF OWNERSHIP OF UNITS AND COMMON SHARES

          The information below highlights a number of the significant differences and similarities between the operating partnership and Vornado relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the trustees and investor voting and other rights. These comparisons are intended to assist you in understanding how your investment will be changed if you redeem your units and Vornado exercises its right to assume the operating partnership's obligation with respect to the redemption and to acquire the units in exchange for common shares. See "Redemption of Units" for a description of your right to have your units redeemed and Vornado's right to redeem the units for common shares instead of cash. THE DISCUSSION BELOW IS ONLY A SUMMARY OF THESE MATTERS, AND YOU SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS FOR ADDITIONAL IMPORTANT INFORMATION.

                        FORM OF ORGANIZATION AND PURPOSES

                            THE OPERATING PARTNERSHIP

          The operating partnership is a limited partnership organized under the laws of the State of Delaware. The operating partnership owns interests in office building properties, shopping center properties, temperature controlled logistics facilities, trade showroom properties, industrial/warehouse properties and various other properties and investments. See "Vornado and the Operating Partnership" for further information about the operating partnership's assets. The operating partnership may also invest in other types of real estate and in any geographic areas that Vornado deems appropriate. Vornado conducts the business of the operating partnership in a manner intended to permit Vornado to be classified as a REIT under the Internal Revenue Code.

                                      VORNADO

          Vornado is a Maryland real estate investment trust organized under the Maryland REIT law. Although Vornado currently intends to continue to qualify as a REIT under the Internal Revenue Code and to operate as a self-administered REIT, Vornado is not under any contractual obligation to continue to qualify as a REIT and Vornado may discontinue this qualification or mode of operation in the future. Although Vornado has no intention of ceasing to qualify as a REIT, some other real estate companies that previously operated as REITs have chosen to cease to qualify as REITs. Except as otherwise permitted in the partnership agreement,

                                       59
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                                    VORNADO

Vornado is obligated to conduct its activities through the operating partnership. Vornado is the sole general partner of the operating partnership.

                              NATURE OF INVESTMENT

                           THE OPERATING PARTNERSHIP

          The units constitute equity interests entitling each limited partner in the operating partnership to his or her proportional share of cash distributions made to the limited partners in the operating partnership, consistent with the class preferences provided for in the partnership agreement. See "Description of the Units and the Operating Partnership--Distributions with Respect to Units" for further information about distributions to limited partners. The units entitle their holders to participate in the growth and income of the operating partnership. The partnership agreement grants Vornado discretion to determine the frequency and amount of distributions by the operating partnership. The operating partnership and thus Vornado generally expect to retain and reinvest proceeds of any sale of property and refinancings, except in some limited circumstances. Thus, limited partners in the operating partnership will not be able to realize upon their investments through distributions of sale and refinancing proceeds. Instead, limited partners will be able to realize upon their investments primarily by redeeming units and, if Vornado issues common shares in exchange for redeemed units, by subsequently selling the common shares.

                                    VORNADO

          The common shares constitute equity interests in Vornado. Vornado is entitled to receive its proportionate share of distributions made by the operating partnership with respect to the class A units owned by it. Each holder of common shares of Vornado is entitled to his or her proportionate share of any dividends or distributions paid with respect to those common shares, and these distributions will generally match distributions made in respect of class A units. The dividends payable to holders of common shares are not fixed in amount and are only paid if, when and as authorized by the Board of Trustees and declared by Vornado out of assets legally available to pay dividends. If any preferred shares are at the time outstanding, dividends on the common shares and other distributions, including purchases by Vornado of common shares, may be made only if full cumulative dividends have been declared and paid on the outstanding preferred shares or set aside for payment and there are no arrearages in any mandatory sinking fund on outstanding preferred shares. To qualify as a REIT, Vornado must distribute to its shareholders at least 90% of its taxable income excluding capital gains, and corporate income tax will apply to any taxable income including capital gains not distributed.

                              LENGTH OF INVESTMENT

                            THE OPERATING PARTNERSHIP

          The operating partnership has a stated term expiring on December 31, 2095, which can be extended by Vornado in its sole discretion. The operating partnership has no specific plans for disposition of its assets. To the extent that the operating partnership sells or refinances its assets, the net proceeds from the sale or refinancing generally will be retained by the operating partnership for working capital and new investments rather than being distributed to its partners, including Vornado, except that Vornado currently expects that it generally will distribute the capital gains portion of proceeds it receives from the sale of properties. The operating partnership constitutes a vehicle for taking advantage of future investment opportunities that may be available in the real estate market. The operating partnership generally will reinvest the proceeds of asset dispositions, if any, in new properties or other appropriate investments consistent with its investment objectives. After the expiration of the applicable holding period with respect to their units, limited partners in the operating partnership are entitled to exercise the right to have their units redeemed either for common shares or for cash, at the option of Vornado.

                                     VORNADO

          Vornado has a perpetual term and intends to continue its operations for an indefinite time period. Under the declaration of trust, the dissolution of Vornado must be approved at any meeting of shareholders called for that purpose by the affirmative vote of the holders of not less than a majority of "shares," as defined in the declaration of trust, outstanding. Vornado has an indirect interest in the properties and property service businesses owned by the operating partnership. Shareholders of Vornado are expected to realize liquidity of their investments by the trading of the common shares on the NYSE.

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                                    LIQUIDITY

                            THE OPERATING PARTNERSHIP

          Although class A units are registered as a class under the Securities Exchange Act of 1934, they are not registered under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is available. Units also may not be sold or otherwise transferred unless the other transfer restrictions discussed below have been satisfied. Vornado and the operating partnership do not intend to register the units under the Securities Act or any state securities laws.

          Limited partners in the operating partnership may not transfer any of their rights as limited partners without the consent of Vornado, and Vornado may withhold its consent in its sole discretion if it determines that the transfer would cause any or all of the limited partners other than the limited partner seeking to transfer his or her rights to incur tax liability as a result of the transfer. Limited partners in the operating partnership may, after the expiration of the applicable holding period with respect to their units, transfer beneficial interests in units without the consent of Vornado as general partner of the operating partnership, if they comply with restrictions designed to avoid violations of any federal or state securities laws. A transferee of units has no right to become a substituted limited partner without the consent of Vornado, which Vornado may withhold in its sole and absolute discretion. Limited partners have the right to elect to have their units redeemed by the operating partnership. Upon redemption of units, a limited partner will receive cash or, at the election of Vornado, common shares of Vornado in exchange for the redeemed units.

                                     VORNADO

          Any common shares issued in exchange for redeemed units will be registered under the Securities Act and be freely transferable, as long as the shareholder complies with the ownership limits in the declaration of trust. Vornado's common shares are currently listed on the NYSE under the ticker symbol of "VNO" and have been so listed by Vornado and its predecessor for over 35 years. The future breadth and strength of this secondary market will depend, among other things, upon the number of common shares outstanding, Vornado's financial results and prospects, the general interest in Vornado's and other's real estate investments, and Vornado's dividend yield compared to that of other debt and equity securities.

                          POTENTIAL DILUTION OF RIGHTS

                            THE OPERATING PARTNERSHIP

          Vornado as general partner of the operating partnership is authorized, in its sole discretion and without limited partner approval, to cause the operating partnership to issue additional limited partnership interests and other equity securities for any partnership purpose at any time to Vornado, the limited partners or other persons on terms established by Vornado.

          The interests with respect to cash available for distribution of the limited partners in the operating partnership may be diluted if Vornado, in its sole discretion, causes the operating partnership to issue additional units or other equity securities.

                                      VORNADO

          The Board of Trustees of Vornado may, in its discretion, authorize the issuance of additional common shares and other equity securities of Vornado, including one or more classes or series of common or preferred shares of beneficial interest, with the voting rights, dividend rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange or liquidation rights or other rights that the Board of Trustees may specify at the time. The issuance of additional common shares or other similar equity securities may result in the dilution of the

                                     VORNADO

interests of the shareholders. As permitted by the Maryland REIT law, the declaration of trust contains a provision permitting the Board of Trustees, without any action by the shareholders of Vornado, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that Vornado has authority to issue. Under the declaration of trust, holders of common shares do not have any preemptive rights to subscribe to any securities of Vornado.

                               MANAGEMENT CONTROL

                            THE OPERATING PARTNERSHIP

          All management powers over the business and affairs of the operating partnership are vested in Vornado as the general partner of the operating partnership, and no limited partner of the operating partnership has any right to participate in or exercise control or management power over the business and affairs of the operating partnership, except as described under "Description of the Units and the Operating Partnership--Borrowing by the Operating Partnership" and "--Sales of Assets." Vornado may not be removed as general partner by the limited partners with or without cause.

                                     VORNADO

          The Board of Trustees has exclusive control over the management of Vornado's business and affairs, limited only by express restrictions on the Board's control in the declaration of trust and bylaws, the partnership agreement and applicable law. The Board of Trustees is classified into three classes of trustees. At each annual meeting of the shareholders of Vornado, the successors of the class of trustees whose terms expire at that meeting are elected. The policies adopted by the Board of Trustees may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of trustees, shareholders have no control over the ordinary business policies of Vornado.

          Because a portion of the Board of Trustees is elected each year by the shareholders at Vornado's annual meeting, the shareholders have greater control over the management of Vornado than the limited partners have over the operating partnership.

                     DUTIES OF GENERAL PARTNER AND TRUSTEES

                            THE OPERATING PARTNERSHIP

          Under Delaware law, Vornado, as the general partner of the operating partnership, is accountable to the operating partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the partnership agreement, Vornado is expressly under no obligation to consider the separate interests of the limited partners in deciding whether to cause the operating partnership to take or decline to take any actions, and Vornado is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners as a result of Vornado's decisions, provided that the general partner has acted in good faith.

                                      VORNADO

          Under Maryland law, there is no statute specifying the duties of trustees of a REIT like Vornado. However, Maryland counsel to Vornado believes that it is likely that a Maryland court would refer to the Maryland General Corporation Law, which requires directors of a Maryland corporation to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. The Maryland General Corporation Law presumes that a director's standard of care has been satisfied.

                    MANAGEMENT LIABILITY AND INDEMNIFICATION

                            THE OPERATING PARTNERSHIP

          As a matter of Delaware law, the general partner has liability for the payment of the obligations and debts of the operating partnership unless limitations upon this liability are stated in the document or instrument evidencing the obligation. Under the partnership agreement, the operating partnership has agreed to indemnify Vornado and any trustee or officer of Vornado from and against all losses, claims, damages, liabilities, joint or several, expenses including legal fees, fines, settlements and other amounts incurred in connection with any actions relating to the operations of the operating partnership as described in the partnership agreement in which Vornado or any trustee or officer of Vornado is involved, unless the act was in bad faith or the result of active and deliberate dishonesty and was material to the action; the party seeking indemnification received an improper personal benefit; or in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe the act was unlawful.

          The reasonable expenses incurred by an indemnified party may be advanced by the operating partnership before the final disposition of the proceeding upon receipt by the operating partnership of an affirmation by the indemnified person of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking by the indemnified person to repay the amount if it is determined that this standard was not met.

                                     VORNADO

          The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees, officers, employees and agents to the trust and its shareholders for money damages except for liability resulting from actual receipt of any improper benefit or profit in money, property or services; or active and deliberate dishonesty material to the cause of action established by a final judgment.

          The declaration of trust of Vornado contains a provision of this kind that eliminates the liability of Vornado's trustees and officers to Vornado and its shareholders to the maximum extent permitted by the Maryland REIT law. Vornado's declaration of trust authorizes it, to the extent permitted in the bylaws, to indemnify, and to pay or reimburse reasonable expenses to, as they are incurred by, each trustee or officer, including any person who, while a trustee of Vornado, is or was serving at the request of Vornado as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which the indemnified person may become subject by reason of being or having been a trustee or officer.

          Vornado's bylaws require it to indemnify to the maximum extent permitted by the Maryland REIT law any present or former trustee or officer, including, without limitation, any individual who, while a trustee or officer and at the request of Vornado, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of that corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of that status, against reasonable expenses incurred by him in connection with the proceeding; and any present or former trustee or officer against any claim or liability to which that person may become subject by reason of that status unless it is established that (a) that person's act or omission was material to the cause of action giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful.

          In addition, Vornado's bylaws require Vornado to pay or reimburse, in accordance with the Maryland REIT law, in advance of final disposition of a

                                     VORNADO

proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of that status, provided that Vornado has received a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado as authorized by the bylaws, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Vornado if it is ultimately determined that the applicable standard of conduct was not met. Vornado's bylaws also permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in that capacity and to any employee or agent of Vornado or a predecessor of Vornado; provide that any indemnification or payment or reimbursement of the expenses permitted by the bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations; and permit Vornado to provide any other and further indemnification or payment or reimbursement of expenses that may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

          The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; the director or officer actually received an improper personal benefit in money, property or services; or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland

                                     VORNADO

General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

          Thus, the management of the operating partnership and Vornado have substantially the same rights to indemnification.

                             LIABILITY OF INVESTORS

                            THE OPERATING PARTNERSHIP

          Under the partnership agreement and applicable state law, the liability of the limited partners for the operating partnership's debts and obligations generally is limited to the amount of their investments in the operating partnership, together with their interest in the operating partnership's undistributed income, if any.

                                      VORNADO

          Under the Maryland REIT law, shareholders are not personally liable for the obligations of Vornado. The common shares, upon issuance, will be fully paid and nonassessable.

          Thus, the limited partners in the operating partnership and the shareholders of Vornado have substantially the same limited personal liability.

                                  VOTING RIGHTS

                            THE OPERATING PARTNERSHIP

          Under the partnership agreement, the limited partners have limited voting rights. The limited partners have the right to vote on any proposed action of the general partner that would contravene any express prohibition or limitation in the partnership agreement, and any action of this kind requires unanimous approval by the limited partners. The limited partners do not have the right to vote on any proposed sale, exchange, transfer or disposal of all or substantially all of the assets of the operating partnership, except as required under the lock-up provisions. See "Description of the Units and the Operating Partnership--Sales of Assets" for information about the lock-up provisions. In addition, the limited partners do not have the right to propose amendments to the partnership agreement, and their rights to vote on amendments are restricted as described under the caption "Description of the Units and the Operating Partnership--Amendment of the Partnership Agreement." Any amendment that requires the approval of the limited partners may be approved by a majority of the limited partners, except that any amendment that would change the limited liability of a limited partner, change the voting requirements for specified actions or amendments under the partnership agreement or change specified provisions in the partnership agreement with respect to distributions and allocations or the right to redeem units must be approved by each limited partner adversely affected by the amendment. In addition, some series of preferred units have special voting rights that require their consent for actions that would adversely affect their preferences.

                                      VORNADO

          The business and affairs of Vornado are managed under the direction of the Board of Trustees, which currently consists of nine members in classes having three-year staggered terms of office. One class is elected by the shareholders at each annual meeting of Vornado shareholders. Maryland law requires that certain major corporate transactions, including most amendments to the declaration of trust, may be consummated only with the approval of shareholders. The declaration of trust permits any action which may be taken at a meeting of shareholders to be taken without a meeting if a written consent to the action is signed by holders of outstanding shares of beneficial interest having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Vornado had 1,471,423 series A convertible preferred shares, 3,400,000 cumulative redeemable series B preferred shares, and 4,600,000 cumulative redeemable series C preferred shares issued and outstanding as of November 30, 2002. The holders of preferred shares generally have no right to vote, except that if and whenever six quarterly dividends, whether or not consecutive, payable on any series of preferred shares are in arrears, which, with respect to any quarterly dividend, means that the dividend has not been paid in full, whether or not the dividend was earned or declared,

                                     VORNADO

the holders of that series will have the right, voting as a class, to elect two additional Trustees; and so long as any preferred shares are outstanding, the affirmative vote of at least two-thirds of the outstanding preferred shares and all other series of voting preferred shares, voting as a single class regardless of series, will be necessary to (a) amend, alter or repeal the declaration of trust so as to materially and adversely affect the voting powers, rights or preferences of the holders of the preferred shares or (b) authorize, create or increase the authorized amount of any shares ranking prior to the preferred shares in the distribution of assets or any liquidation or in the payment of dividends. Each common share has one vote.

          The Board of Trustees has the power, however, to create additional classes of parity and junior shares, increase the authorized number of parity and junior shares, and issue additional series of parity and junior shares without the consent of any holder of preferred shares.

       AMENDMENT OF THE PARTNERSHIP AGREEMENT OR THE DECLARATION OF TRUST

                            THE OPERATING PARTNERSHIP

          Vornado generally has the power, without the consent of any limited partners, to amend the partnership agreement as may be required to reflect any changes that Vornado deems necessary or appropriate in its sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by specified special voting provisions. See "Description of the Units and the Operating Partnership--Amendment of the Partnership Agreement and the Operating Partnership" for further information about Vornado's power to amend the partnership agreement and the limits on that power.

                                     VORNADO

          Under the Maryland REIT law and the declaration of trust, the trustees, by a two-thirds vote, may at any time amend the declaration of trust, without the approval of shareholders, to enable Vornado to qualify as a REIT under the Internal Revenue Code or as a real estate investment trust under the Maryland REIT law. As permitted by the Maryland REIT law, the declaration of trust authorizes Vornado's Board of Trustees, without any action by the shareholders, to amend the declaration of trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that Vornado is authorized to issue. Except for certain specified amendments that require the vote of the holders of two-thirds of the outstanding shares, other amendments to the declaration of trust require the vote of holders of a majority of the outstanding shares, as defined in the declaration of trust.

                            REVIEW OF INVESTOR LISTS

                            THE OPERATING PARTNERSHIP

          Under the partnership agreement, a limited partner in the operating partnership, upon written demand with a statement of the purpose of the demand and at the limited partner's expense, is entitled to obtain a current list of the name and last known business, residence or mailing address of each limited partner of the operating partnership.

                                    VORNADO

          Under the Maryland General Corporation Law, as applicable to REITs, one or more shareholders holding of record for at least six months at least 5% of the outstanding shares of beneficial interest of any class of a real estate investment trust may, upon written request, inspect and copy during usual business hours the share ledger of the real estate investment trust or, if the real estate investment trust does not maintain an

                                     VORNADO
original or duplicate share ledger at its principal office, obtain a verified list of shareholders, stating their names and addresses and the number of shares of each class held by each shareholder.

          Thus, the limited partners in the operating partnership and the shareholders of Vornado have similar rights to inspect and, at their own expense, make copies of investor lists, with some limitations.

                           REVIEW OF BOOKS AND RECORDS

                            THE OPERATING PARTNERSHIP

          Under the partnership agreement, a limited partner in the operating partnership, upon written demand with a statement of the purpose of the demand and at the limited partner's expense, is entitled to obtain a copy of the operating partnership's federal, state and local income tax returns, to obtain a copy of the most recent annual and quarterly reports filed by Vornado with the SEC and to obtain some other records and information as provided in the partnership agreement. Limited partners in the operating partnership do not have any right to inspect the books of the operating partnership.

                                    VORNADO

          Under the Maryland General Corporation Law, as applicable to REITs, any shareholder or his agent may inspect and copy during normal business hours the following real estate investment trust documents: bylaws; minutes of the proceedings of shareholders; annual statements of affairs; and voting trust agreements on file at the real estate investment trust's principal office.

          In addition, one or more shareholders holding of record at least 5% of the outstanding shares of beneficial interest of any class of a real estate investment trust may, upon written request, inspect and copy during usual business hours the books of account of the real estate investment trust.

                          ISSUANCE OF ADDITIONAL EQUITY

                            THE OPERATING PARTNERSHIP

          The operating partnership is generally authorized to issue units and other partnership interests, including partnership interests of different series or classes, as determined by Vornado as the general partner in its sole discretion. The operating partnership may issue units and other partnership interests to Vornado, as long as these interests are issued in connection with a comparable issuance of securities of Vornado and proceeds raised in connection with the issuance of the Vornado securities are contributed to the operating partnership. The terms of some series of preferred units limit Vornado's ability to issue other series of units ranking prior to them.

                                      VORNADO

          The Board of Trustees may authorize the issuance, in its discretion, of additional common shares and other equity securities of Vornado, including one or more classes of common or preferred shares, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that the Board of Trustees may establish.

          The operating partnership and Vornado both have substantial flexibility to raise equity through the sale of additional units, shares of beneficial interest or other securities to finance the business and affairs of the operating partnership.

                               BORROWING POLICIES

                            THE OPERATING PARTNERSHIP

          The operating partnership has no restrictions on borrowings, and Vornado as general partner has full power and authority to borrow money on behalf of the operating partnership. However, under the terms of the lock-up provisions, the operating partnership is limited in its ability to refinance the indebtedness secured by some of its properties, unless affected limited partners are compensated for adverse tax consequences in accordance with the lockup agreements. See "Description of the Units and the Operating Partnership--Borrowing by the Operating Partnership" for further information about the lockup agreements.

                                      VORNADO

          Vornado is not restricted under its declaration of

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                                     VORNADO
trust from borrowing. However, under the partnership agreement, Vornado, as general partner, may not issue debt securities or otherwise incur any debts unless it contributes the proceeds from the incurrence of debts to the operating partnership. Therefore, all indebtedness incurred by Vornado will be for the benefit of the operating partnership.

                              PERMITTED INVESTMENTS

                            THE OPERATING PARTNERSHIP

          The operating partnership's purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that this business is to be conducted in a manner that permits Vornado to be qualified as a REIT unless Vornado ceases to qualify as a REIT for any reason. The operating partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the operating partnership, including making investments, provided that the operating partnership may not take, or refrain from taking, any action which, in the judgment of Vornado as general partner: could adversely affect the ability of the general partner to continue to qualify as a REIT; could subject the general partner to any additional taxes under
Section 857 or Section 4981 of the Internal Revenue Code; or could violate any law or regulation of any governmental body.

          The operating partnership may take any action or inaction described in the preceding sentence only with Vornado's specific consent.

                                     VORNADO

          Under its declaration of trust, Vornado may engage in any lawful activity permitted by the Maryland REIT law. Under the partnership agreement, Vornado, as general partner, agrees that it will not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests in the operating partnership except with the consent of a majority of the holders of common units other than Vornado.

          Vornado is also permitted to acquire, directly or indirectly, up to 1% interest in any partnership or limited liability company at least 99% of whose equity is owned by the operating partnership.

          Vornado and the operating partnership may invest in any types of real estate and geographic areas that Vornado deems appropriate. Subject to restrictions relating to the protection of Vornado's REIT status, the operating partnership may perform all acts necessary for the furtherance of the operating partnership's business, including diversifying its portfolio to protect the value of its assets or as a prudent hedge against the risk of having too many of its investments limited to a single asset group or in a particular region of the country. Vornado, as general partner of the operating partnership, generally may not conduct any business other than through the operating partnership without the consent of the holders of a majority of the common limited partnership interests, not including the limited partnership interests held by Vornado in its capacity as a limited partner in the operating partnership.

                          OTHER INVESTMENT RESTRICTIONS

                            THE OPERATING PARTNERSHIP

          Other than restrictions precluding investments by the operating partnership that would adversely affect the qualification of Vornado as a REIT and restrictions on transactions with affiliates, the partnership agreement does not generally restrict the operating partnership's authority to make investments, lend operating partnership funds or reinvest the operating partnership's cash flow and net sale or refinancing proceeds.

                                      VORNADO

          Vornado's declaration of trust authorizes Vornado to enter into any contract or transaction of any kind, including the purchase or sale of property, with any person, including any trustee, officer, employee or agent of Vornado, whether or not any of them has a financial interest in the transaction.

                              PLAN OF DISTRIBUTION

          This prospectus relates to the possible issuance by Vornado of up to 9,518,576 shares, if, and to the extent that, Vornado elects to issue common shares to holders of up to 9,518,576 units, upon the tender of the units for redemption.

          Vornado will not receive any cash proceeds from the issuance of the common shares to holders of units upon receiving a notice of redemption. Vornado will acquire one unit from a redeeming partner, in exchange for each common share that Vornado issues. Consequently, with each redemption, Vornado's interest in the operating partnership will increase.

          Application will be made to list the common shares on the New York Stock Exchange.

          All costs, expenses and fees in connection with the registration of the common shares will be borne by Vornado.

                                     EXPERTS

          The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from Vornado's annual report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

          On March 18, 2002, we filed with the SEC a Form 8-K/A, which provides additional information regarding the Charles E. Smith Commercial Realty L.P. acquisition and which is incorporated in this prospectus by reference. The consolidated balance sheet as of December 31, 2001 and the consolidated statements of income, changes in partners' deficit and cash flows for the year ended December 31, 2001 of Charles E. Smith Commercial Realty L.P. and subsidiaries included in the Form 8-K/A were audited by Arthur Andersen LLP, independent public accountants, and were included in the Form 8-K/A in reliance upon the authority of that firm as experts in accounting and auditing. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming that firm in this prospectus as an expert or including its audit report as required by Section 7 of the Securities Act of 1933, as amended, and we have not included Arthur Andersen LLP's consent in reliance on Rule 437a under the Securities Act. As a result, you will not be able to recover against Arthur Andersen LLP under Section 11(a)(4) of the Securities Act, if applicable, for any untrue statement of a material fact contained in the Charles E. Smith Commercial Realty L.P. financial statements audited by Arthur Andersen LLP or any omission to state a material fact required to be stated in those financial statements or necessary to make the statements in them not misleading. Moreover, the events arising out of Arthur Andersen LLP's conviction in June 2002 on a federal charge of obstruction of justice relating to the audits of Enron Corp. may adversely affect the ability of Arthur Andersen LLP to satisfy any successful claim. See "Risk Factors -- We Have Not Obtained the Consent of Arthur Andersen LLP for the Use of Its Previously Issued Audit Report Regarding the Financial Statements of Charles E. Smith Commercial Realty L.P., and That May Limit Your Ability to Recover From Arthur Andersen LLP With Respect to That Audit. Our Ability to Recover From That Firm for That Audit May Also Be Limited" above for more information about this risk.

                          VALIDITY OF THE COMMON SHARES

          The validity of the common shares issued under this prospectus will be passed upon for Vornado by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, Maryland counsel to Vornado.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC registration fee................................      $ 32,051
Printing and engraving expenses.....................      $ 50,000
Legal fees and disbursements........................      $ 50,000
Accounting fees and disbursements...................      $ 50,000
Transfer agent's and depositary's fees and
  disbursements.....................................      $ 25,000
Blue Sky fees and expenses..........................      $ 15,000
Miscellaneous (including listing fees)..............      $ 25,000
                                                          --------
Total...............................................      $247,051
                                                          --------

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

          The Maryland REIT Law ("MRL") permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Vornado's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by the MRL.

          Vornado's Declaration of Trust authorizes it to indemnify, and to pay or reimburse reasonable expenses to, as such expenses are incurred by, each trustee or officer (including any person who, while a trustee of Vornado, is or was serving at the request of Vornado as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims and liabilities to which such person may become subject by reason of his being or having been a trustee, officer, employee or agent.

          Vornado's Bylaws require it to indemnify (a) any trustee or officer or any former trustee or officer (including and without limitation, any individual who, while a trustee or officer and at the request of Vornado, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Vornado's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status upon Vornado's receipt of (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Vornado if

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it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

          The MRL permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

          The Second Amended and Restated Agreement of Limited Partnership, dated as of October 20, 1997, as amended (the "Partnership Agreement"), of the operating partnership provides, generally, for the indemnification of an "Indemnitee" against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of the operating partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes
(i) any person made a party to a proceeding by reason of its status as (A) the general partner of the operating partnership, (B) a limited partner of the operating partnership or (C) an officer of the operating partnership or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or the operating partnership) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the operating partnership, and in no event may an Indemnitee subject the limited partners of the operating partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement.

          Pursuant to the registration rights agreement between Vornado and the holders of units redeemable for the shares registered hereunder, each unit holder named therein (and each permitted assignee of such holder, on a several basis) agrees to indemnify and hold harmless Vornado, and each of its trustees/directors and officers (including each trustee/director and officer of Vornado who signed a registration statement), and each person, if any, who controls Vornado within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (i) against any and all loss, liability, claim, damage

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and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) pursuant to which the common shares issuable to the unit holders upon redemption of their units were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such unit holder; and (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that such indemnity shall only apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Vornado by such unit holder expressly for use in the registration statement (or any amendment thereto) or the prospectus (or any amendment or supplement thereto) or (B) such unit holder's failure to deliver an amended or supplemental prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. A unit holder and any permitted assignee shall not be required to indemnify Vornado, its officers, trustees or control persons with respect to any amount in excess of the amount of the total proceeds to such unit holder or permitted assignee, as the case may be, from sales under the registration statement of such unit holder's shares issuable upon redemption of units, and no unit holder shall be liable under the indemnification provision for any statements or omissions of any other unit holder.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, trustees or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, Vornado has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. In addition, indemnification may be limited by state securities laws. Vornado has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                                EXHIBIT

3.1          -- Amended and Restated Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessment and Taxation of Maryland on April 16, 1993 - Incorporated by reference to Exhibit 3(a) of Vornado Realty Trust's Registration Statement on Form S-4 (File No. 33-60286), filed on April 15, 1993.
3.2          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on May 23, 1996 - Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954).
3.3          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 3, 1997 - Incorporated by reference to Exhibit 3.3 to Vornado

EXHIBIT NO.                                EXHIBIT

                Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954).
3.4          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on October 14, 1997 - Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000.
3.5          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 22, 1998 - incorporated by reference to Exhibit 3.1 of Vornado's Current Report on Form 8-K dated as of April 22, 1998 (File No. 1-11954), filed on April 28, 1998.
3.6          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on November 24, 1999 - Incorporated by reference to Exhibit 3.4 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000.
3.7          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 20, 2000 - Incorporated by reference to Exhibit 3.5 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000.
3.8          -- Articles of Amendment of Declaration of Trust of Vornado
                Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on September 14, 2000 - Incorporated by reference to Exhibit 4.6 to Vornado's Registration Statement on Form S-8 (File No. 333-68462), filed on August 27, 2001.
3.9          -- Articles of Amendment of Declaration of Trust of Vornado dated
                May 31, 2002, as filed with the Department of Assessments and Taxation of the State of Maryland on June 13, 2002 - Incorporated by reference to Exhibit 3.9 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 001-11954).
3.10         -- Articles of Amendment of Declaration of Trust of Vornado dated
                June 6, 2002, as filed with the Department of Assessments and Taxation of the State of Maryland on June 13, 2002 - Incorporated by reference to Exhibit 3.10 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 001-11954).
3.11         -- Articles Supplementary Classifying Vornado's $3.25 Series A
                Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share - Incorporated by reference to Exhibit 4.1 to Vornado's Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1997
3.12         -- Articles Supplementary Classifying Vornado Realty Trust's $3.25
                Series A Convertible Preferred Shares of Beneficial Interest, as filed with the State Department of Assessments and Taxation of Maryland on December 15, 1997- Incorporated by reference to
                Exhibit 3.10 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954).
3.13         -- Articles Supplementary Classifying Vornado Realty Trust's Series
                D-1 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value - Incorporated by reference to Exhibit
                3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated November 12, 1998 (File No. 001-11954), filed on November 30, 1998

EXHIBIT NO.                                EXHIBIT

3.14         -- Articles Supplementary Classifying Additional Series D-1 8.5%
                Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to
                Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K/A, dated November 12, 1998 (File No. 001-11954), filed on February 9, 1999.
3.15         -- Articles Supplementary Classifying 8.5% Series B Cumulative
                Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Current Report on Form 8-K, dated March 3, 1999 (File No. 001-11954), filed on March 17, 1999.
3.16         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series C 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to Exhibit 3.7 to Vornado Realty Trust's Registration Statement on Form 8-A (File No. 001-11954), filed on May 19, 1999.
3.17         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-2 8.375% Cumulative Redeemable Preferred Shares, dated as of May 27, 1999, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 1999 - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 27, 1999 (File No. 001-11954), filed on July 7, 1999.
3.18         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-3 8.25% Cumulative Redeemable Preferred Shares, dated September 3, 1999, as filed with the State Department of Assessments and Taxation of Maryland on September 3, 1999 - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated September 3, 1999 (File No. 001-11954), filed on October 25, 1999.
3.19         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-4 8.25% Cumulative Redeemable Preferred Shares, dated September 3, 1999, as filed with the State Department of Assessments and Taxation of Maryland on September 3, 1999 - Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K, dated September 3, 1999 (File No. 001-11954), filed on October 25, 1999.
3.20         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-5 8.25% Cumulative Redeemable Preferred Shares - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated November 24, 1999 (File No. 001-11954), filed on December 23, 1999.
3.21         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-6 8.25% Cumulative Redeemable Preferred Shares, dated May 1, 2000, as filed with the State Department of Assessments and Taxation of Maryland on May 1, 2000 - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 1, 2000 (File No. 001-11954), filed May 19, 2000.
3.22         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-7 8.25% Cumulative Redeemable Preferred Shares, dated May 25, 2000, as filed with the State Department of Assessments and Taxation of Maryland on June 1, 2000 - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 25, 2000 (File No. 001-11954), filed on June 16, 2000.
3.23         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-8 8.25% Cumulative Redeemable Preferred Shares - Incorporated by refer-

EXHIBIT NO.                                EXHIBIT

                ence to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated December 8, 2000 (File No. 001-11954), filed on December 28, 2000.
3.24         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-9 8.75% Preferred Shares, dated September 21, 2001, as filed with the State Department of Assessments and Taxation of Maryland on September 25, 2001 - Incorporated by reference to
                Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on October 12, 2001.
3.25         -- Amended and Restated Bylaws of Vornado Realty Trust, as amended on March 2, 2000 - Incorporated by reference to Exhibit 3.12 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 001-11954), filed on March 9, 2000.
4.1          -- Instruments defining the rights of security holders (see
                Exhibits 3.1 through 3.25 of this registration statement).
4.2          -- Specimen certificate evidencing Vornado Realty Trust's Common
                Shares of beneficial interest, par value $.04 per share - incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995.
5            -- Opinion of Ballard Spahr Andrews & Ingersoll, LLP
8.1          -- Tax opinion of Sullivan & Cromwell
8.2          -- Tax opinion of Shearman & Sterling
10           -- Registration Rights Agreement, dated as of July 23, 1998, by and between Vornado and the unit holders named therein (incorporated by reference to Exhibit 10.1 to Vornado's Current Report on Form 8-K/A dated as of January 1, 2002 (File No. 001-11954), filed on March 18, 2002).
15           -- Letter regarding unaudited interim financial information.
23.1         -- Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5)
23.2         -- Consent of Sullivan & Cromwell (included in its opinion filed as
                Exhibit 8.1)
23.3         -- Consent of Shearman & Sterling (included in its opinion filed as
                Exhibit 8.2)
23.4         -- Consent of Deloitte & Touche LLP
24           -- Power of Attorney (included on signature page)

ITEM 17.  UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 26, 2002.

                                         VORNADO REALTY TRUST,
                                         A Maryland real estate investment trust

                                         By:  /s/ Steven Roth
                                              ---------------
                                              Steven Roth
                                              Chairman of the Board of Trustees
                                              (Principal Executive Officer)

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Steven Roth, Michael D. Fascitelli and Joseph Macnow, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By  /s/ Steven Roth              Chairman of the Board of      December 26, 2002
    --------------------------     Trustees (Principal
    (Steven Roth)                  Executive Officer)

By: /s/ Michael D. Fascitelli    President and Trustee         December 26, 2002
    --------------------------
    (Michael D. Fascitelli)

By: /s/ Joseph Macnow            Executive Vice President -    December 26, 2002
    --------------------------     Finance and Administration
    (Joseph Macnow)                and Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)

By: /s/ Robert P. Kogod          Trustee                       December 26, 2002
    --------------------------
    (Robert P. Kogod)

By: /s/ David Mandelbaum         Trustee                       December 26, 2002
    --------------------------
    (David Mandelbaum)

By: /s/ Stanley Simon            Trustee                       December 26, 2002
    --------------------------
    (Stanley Simon)

By: /s/ Robert H. Smith          Trustee                       December 26, 2002
    --------------------------
    (Robert H. Smith)

By: /s/ Ronald G. Targan         Trustee                       December 26, 2002
    --------------------------
    (Ronald G. Targan)

By: /s/ Richard West             Trustee                       December 26, 2002
    --------------------------
    (Richard West)

By: /s/ Russell B. Wight, Jr.    Trustee                       December 26, 2002
    --------------------------
    (Russell B. Wight, Jr.)

                                  EXHIBIT INDEX

EXHIBIT NO.                                EXHIBIT

3.1          -- Amended and Restated Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessment and Taxation of Maryland on April 16, 1993 - incorporated by reference to Exhibit 3(a) of Vornado Realty Trust's Registration Statement on Form S-4 (File No. 33-60286), filed on April 15, 1993.
3.2          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on May 23, 1996 - Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954).
3.3          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 3, 1997 - Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954).
3.4          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on October 14, 1997 - Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000.
3.5          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 22, 1998 - incorporated by reference to Exhibit 3.1 of Vornado's Current Report on Form 8-K dated as of April 22, 1998 (File No. 1-11954), filed on April 28, 1998.
3.6          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on November 24, 1999 - Incorporated by reference to Exhibit 3.4 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000.
3.7          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 20, 2000 - Incorporated by reference to Exhibit 3.5 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000.
3.8          -- Articles of Amendment of Declaration of Trust of Vornado Realty
                Trust, as filed with the State Department of Assessments and Taxation of Maryland on September 14, 2000 - Incorporated by reference to Exhibit 4.6 to Vornado's Registration Statement on Form S-8 (File No. 333-68462), filed on August 27, 2001.
3.9          -- Articles of Amendment of Declaration of Trust of Vornado dated
                May 31, 2002, as filed with the Department of Assessments and Taxation of the State of Maryland on June 13, 2002 - Incorporated by reference to Exhibit 3.9 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended
                June 30, 2002 (File No. 001-11954).
3.10         -- Articles of Amendment of Declaration of Trust of Vornado dated
                June 6, 2002, as filed with the Department of Assessments and Taxation of the State of Maryland on June 13, 2002 - Incorporated by reference to Exhibit 3.10 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended
                June 30, 2002 (File No. 001-11954).

EXHIBIT NO.                                EXHIBIT

3.11         -- Articles Supplementary Classifying Vornado's $3.25 Series A
                Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share - Incorporated by reference to Exhibit 4.1 to Vornado's Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1997
3.12         -- Articles Supplementary Classifying Vornado Realty Trust's $3.25
                Series A Convertible Preferred Shares of Beneficial Interest, as filed with the State Department of Assessments and Taxation of Maryland on December 15, 1997- Incorporated by reference to
                Exhibit 3.10 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954).
3.13         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-1 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value - Incorporated by reference to
                Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated November 12, 1998 (File No. 001-11954), filed on November 30, 1998
3.14         -- Articles Supplementary Classifying Additional Series D-1 8.5%
                Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to
                Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K/A, dated November 12, 1998 (File No. 001-11954), filed on February 9, 1999.
3.15         -- Articles Supplementary Classifying 8.5% Series B Cumulative
                Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Current Report on Form 8-K, dated March 3, 1999 (File No. 001-11954), filed on March 17, 1999.
3.16         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series C 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value - Incorporated by reference to Exhibit 3.7 to Vornado Realty Trust's Registration Statement on Form 8-A (File No. 001-11954), filed on May 19, 1999.
3.17         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-2 8.375% Cumulative Redeemable Preferred Shares, dated as of May 27, 1999, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 1999 - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 27, 1999 (File No. 001-11954), filed on July 7, 1999.
3.18         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-3 8.25% Cumulative Redeemable Preferred Shares, dated September 3, 1999, as filed with the State Department of Assessments and Taxation of Maryland on September 3, 1999 - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated September 3, 1999 (File No. 001-11954), filed on October 25, 1999.
3.19         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-4 8.25% Cumulative Redeemable Preferred Shares, dated September 3, 1999, as filed with the State Department of Assessments and Taxation of Maryland on September 3, 1999 - Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K, dated September 3, 1999 (File No. 001-11954), filed on October 25, 1999.
3.20         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-5 8.25% Cumulative Redeemable Preferred Shares - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated November 24, 1999 (File No. 001-11954), filed on

EXHIBIT NO.                                EXHIBIT

                December 23, 1999.
3.21         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-6 8.25% Cumulative Redeemable Preferred Shares, dated May 1, 2000, as filed with the State Department of Assessments and Taxation of Maryland on May 1, 2000 - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 1, 2000 (File No. 001-11954), filed May 19, 2000.
3.22         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-7 8.25% Cumulative Redeemable Preferred Shares, dated May 25, 2000, as filed with the State Department of Assessments and Taxation of Maryland on June 1, 2000 - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 25, 2000 (File No. 001-11954), filed on June 16, 2000.
3.23         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-8 8.25% Cumulative Redeemable Preferred Shares - Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated December 8, 2000 (File No. 001-11954), filed on December 28, 2000
3.24         -- Articles Supplementary Classifying Vornado Realty Trust's
                Series D-9 8.75% Preferred Shares, dated September 21, 2001, as filed with the State Department of Assessments and Taxation of Maryland on September 25, 2001 - Incorporated by reference to
                Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on October 12, 2001.
3.25         -- Amended and Restated Bylaws of Vornado Realty Trust, as
                amended on March 2, 2000 - Incorporated by reference to
                Exhibit 3.12 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 001-11954), filed on March 9, 2000.
4.1          -- Instruments defining the rights of security holders (see
                Exhibits 3.1 through 3.25 of this registration statement).
4.2          -- Specimen certificate evidencing Vornado Realty Trust's Common
                Shares of beneficial interest, par value $.04 per share - incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995.
5            -- Opinion of Ballard Spahr Andrews & Ingersoll, LLP
8.1          -- Tax opinion of Sullivan & Cromwell
8.2          -- Tax opinion of Shearman & Sterling
10           -- Registration Rights Agreement, dated as of July 23, 1998, by and between Vornado and the unit holders named therein (incorporated by reference to Exhibit 10.1 to Vornado's Current Report on Form 8-K/A dated as of January 1, 2002 (File No. 001-11954), filed on March 18, 2002).
15           -- Letter regarding unaudited interim financial information.
23.1         -- Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5)
23.2         -- Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 8.1)
23.3         -- Consent of Shearman & Sterling (included in its opinion filed as Exhibit 8.2)
23.4         -- Consent of Deloitte & Touche LLP
24           -- Power of Attorney (included on signature page)